Exhibit 10.2

PURCHASE AND SALE AGREEMENT

by and between

FOUNDRY PARK I, LLC,
a Virginia limited liability company

and

SELECT INCOME REIT,
a Maryland real estate investment trust

Property Name:	Foundry Park I
Location:	501 South 5th Street
Richmond,VA 23219-0501

Effective Date: June 21, 2013

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ARTICLE 9 REPRESENTATIONS AND WARRANTIES	25
9.1. Buyer’s Representations.	26
9.2. Seller’s Representations.	26
9.3. General Provisions.	32
ARTICLE 10 COVENANTS	33
10.1. Certain Covenants.	33
10.2. Seller’s Covenants.	35
10.3. Mutual Covenants.	36
ARTICLE 11 FAILURE OF CONDITIONS	37
11.1. To Seller’s Obligations.	37
11.2. To Buyer’s Obligations.	37
ARTICLE 12 CONDEMNATION/CASUALTY	38
12.1. Right to Terminate.	38
12.2. Allocation of Proceeds and Awards.	38
12.3. Waiver.	39
ARTICLE 13 ESCROW PROVISIONS	39
ARTICLE 14 LEASING MATTERS	41
14.1. New Lease; Lease Modifications.	41
14.2. Lease Enforcement.	41
ARTICLE 15 MISCELLANEOUS	42
15.1. Buyer’s Assignment.	42
15.2. Designation Agreement.	43
15.3. Survival/Merger.	44
15.4. Integration; Waiver.	44
15.5. Governing Law.	44
15.6. Captions Not Binding; Exhibits.	44
15.7. Binding Effect.	44
15.8. Severability.	44
15.9. Notices.	45
15.10. Counterparts.	46
15.11. No Recordation.	46
15.12. Additional Agreements; Further Assurances.	47
15.13. Construction.	47
15.14. Maximum Aggregate Liability.	47
15.15. Time of Essence.	47
15.16. JURISDICTION.	47
15.17. WAIVER OF JURY TRIAL.	48
15.18. Signature Transmission.	48
15.19. 1031 Exchange.	48
15.20. Attorneys’ Fees.	49
15.21. Financials.	49
15.22. Allocation of Liability.	49

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15.23. Trading in Buyer’s Securities.	50
15.24. STATEMENT CONCERNING LIMITED LIABILITY.	50
15.25. Escrow Holdback.	50
LIST OF EXHIBITS
Exhibit A – Description of Real Property
Exhibit B – List of Contracts
Exhibit C – Tenant Estoppel Form
Exhibit D – Deed
Exhibit E – Bill of Sale
Exhibit F – Assignment of Lease and Intangible Property
Exhibit G – Reserved
Exhibit H – Notice to Tenant
Exhibit I – Title Commitment
Exhibit J – Reserved
Exhibit K – Title Affidavit
Exhibit L – Reserved
Exhibit M – Form of Escrow Holdback Agreement
Exhibit N - Exceptions

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PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made to be effective as of June 21, 2013 (“Effective Date”), by and between FOUNDRY PARK I, LLC, a Virginia limited liability company (“Seller”), and SELECT INCOME REIT, a Maryland real estate investment trust (“Buyer”).
W I T N E S S E T H:
In consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:
ARTICLE 1
CERTAIN DEFINITIONS
As used herein, the following terms shall have the following meanings:
“Amendment to Memorandum of Lease” shall have the meaning set forth in Section 8.2(f).
“Business Day” shall mean any day other than Saturday, Sunday, any Federal holiday, or any bank holiday in the Commonwealth of Virginia or Commonwealth of Massachusetts. If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day.
“Buyer’s Reports” shall mean the final versions of any third party reports issued in connection with any examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations prepared by or for or otherwise obtained by Buyer in connection with Buyer’s Due Diligence.
“CC&R” shall mean any covenants, restrictions or other easements affecting the Property that contain monetary or ongoing obligations.
“CC&R Estoppel” means an estoppel certificate from the counterparty under each CC&R affecting the Property.
“Closing” shall mean the settlement of the Transaction.
“Closing Date” shall mean the date that is three (3) Business Days following the end of the Due Diligence Period, as the same may be extended pursuant to the express terms of this Agreement.

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“Closing Documents” shall mean all documents and instruments executed and delivered by Buyer or Seller pursuant to the terms of this Agreement or otherwise in connection with the Transaction or this Agreement, including, without limitation, the documents and instruments required pursuant to the terms of Article 7.
“Commencement Date” shall mean the Effective Date of this Agreement.
“Confidential Materials” shall mean any books, computer software, records or files (whether in a printed or electronic format) that consist of or contain any of the following: appraisals; budgets; strategic plans for the Real Property; internal analyses; information regarding the marketing of the Property for sale; submissions relating to obtaining internal authorization for the sale of the Property by Seller or any direct or indirect owner of any beneficial interest in Seller; attorney and accountant work product; attorney-client privileged documents; internal correspondence of Seller, any direct or indirect owner of any beneficial interest in Seller, or any of their respective affiliates and correspondence between or among such parties; or other information in the possession or control of Seller, Seller’s property manager or any direct or indirect owner of any beneficial interest in Seller which such party reasonably deems confidential, proprietary or privileged.
“Contracts” shall mean those certain service, supply, maintenance, utility and commission agreements, equipment leases, and other contracts, subcontracts and agreements relating to the Real Property and the Personal Property (including all contracts, subcontracts and agreements relating to the construction of any unfinished tenant improvements) to which the Seller is party and that are set forth on Exhibit B attached hereto and incorporated herein by this reference, together with any additional contracts, subcontracts and agreements entered into in accordance with the terms of Subsection 10.2.1 hereof and as the same may be modified or terminated in accordance with the terms of Subsection 10.2.1
“deemed to know” (or words of similar import) shall have the following meaning:
(a)    Buyer shall be “deemed to know” of the existence of a fact or circumstance to the extent that:
(i)    Buyer has actual knowledge of such fact or circumstance, or
(ii)    such fact or circumstance is disclosed in a separate writing to Buyer by Seller or Seller Parties (as opposed to being inferable from this Agreement, the Closing Documents executed by Seller, or the Documents), is disclosed in the Tenant Estoppel, is disclosed in any CC&R Estoppel delivered to Buyer, or is disclosed in any of Buyer’s Reports.
(b)    Buyer shall be “deemed to know” that any Seller’s Warranty is untrue, inaccurate or incorrect to the extent that:

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(i)    Buyer has actual knowledge of information which is inconsistent with such Seller’s Warranty, or
(ii)    any information that is disclosed in a separate writing to Buyer by Seller or Seller Parties (as opposed to being inferable from this Agreement, the Closing Documents executed by Seller, or the Documents), any information that is disclosed in the Tenant Estoppel, any information that is disclosed in any CC&R Estoppel delivered to Buyer, or any information that is disclosed in any of Buyer’s Reports.
“Deposit” the sum of $14,360,000.00 that is to be deposited with Commonwealth Land Title Insurance Company in accordance with this Agreement, together with all interest earned thereon.
“Designated Representatives” shall mean the following representatives of Seller: Bruce R. Hazelgrove, III.
“Diligence Costs” shall mean the actual out-of-pocket costs and expenses (including diligence costs and reasonable attorneys’ fees) incurred by Buyer in connection with this transaction, not to exceed $250,000.00.
“Documents” shall mean the documents and instruments applicable to the Property or any portion thereof that any of the Seller Parties deliver or make available to Buyer prior to Closing or which are otherwise obtained by Buyer prior to Closing, including, but not limited to, the Title Commitment, the Survey, the Title Documents, and the Property Documents.
“Due Diligence” shall mean examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations with respect to the Property, the Documents made available to Buyer prior to the expiration of the Due Diligence Period, and other information and documents regarding the Property, including, without limitation, examination and review of title matters, applicable land use and zoning Laws and other Laws applicable to the Property, the physical condition of the Property, and the economic status of the Property.
“Due Diligence Period” shall mean the period that commenced on May 22, 2013 and will expire on the later of (x) 6:00 p.m. local time at the Property on June 21, 2013 or (y) two (2) Business Days after the Lease Documents and ECRs have been finalized and executed, and except as may be otherwise extended as expressly provided in this Agreement.
“ECRs” shall have the meaning set forth in Section 4.1.1.
“Endorsements” shall mean the issuance of the following endorsements: ALTA “contiguity”, “extended coverage”, “access”, “gap coverage”, “legal same as survey”, “owner’s comprehensive”,

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“separate tax lot”, “subdivision” , “waiver of arbitration”, “zoning” (ALTA 3.1 with parking), ALTA 9.2 and “location”.
“Escrow Agent” shall mean Commonwealth Land Title Insurance Company, whose mailing address is 2 Grand Central Tower, New York, New York 10017, in its capacity as escrow agent.
“Escrow Holdback Agreement” shall mean the escrow holdback agreement to be entered into by and among Seller, Buyer and Escrow Agent at Closing, the form of which is annexed hereto as Exhibit M.
“Foundry Park I, LLC” shall mean Foundry Park I, LLC, a Virginia limited liability company, and its successors and assigns.
“Hazardous Materials” shall mean, collectively, (a) any materials, wastes or substances defined as “hazardous” or “toxic” or any similar term under any Laws or the presence of which requires investigation or remediation under any Laws and (b) any petroleum or petroleum products, radioactive materials, infectious materials, asbestos, polychlorinated biphenyls or urea formaldehyde foam insulation.
“Holdback Amount” shall mean the sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00).
“Intangible Property” shall mean, collectively, all of Seller’s right, title and interest in and to all of the following, if and only to the extent the same may be assigned or quitclaimed by Seller without any expense to Seller (or unless Buyer agrees to pay or reimburse Seller for any such expense):
(a)    the Contracts; and
(b)    any licenses, permits, authorizations, certificates of occupancy and other written authorizations necessary for the use, operation, maintenance or ownership of the Real Property; and
(c)     all guaranties and warranties in effect with respect to any portion of the Real Property or the Personal Property as of the Closing Date; and
(d)    all development rights and all other intangible property owned by Seller and arising from or used in connection with the ownership, use, operation or maintenance of the Real Property or the Personal Property, including the non-exclusive rights to use the trade name “Foundry Park” or any “Foundry Park” trademarks associated with the Property.

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“Laws” shall mean collectively all municipal, county, State or Federal statutes, codes, ordinances, laws, rules or regulations, including, without limitation, those relating to the environment, zoning, construction, occupancy, occupational health and safety or fire safety.
“Lease” shall mean, collectively, the Deed of Lease by and between Seller and MeadWestvaco Corporation, a Delaware corporation dated January 11, 2007 for the Demised Premises located on the Real Property, as amended, modified and supplemented by (i) the First Amendment to Deed of Lease Agreement by and between Seller and Tenant dated August 6, 2007, (ii) the Second Amendment to Deed of Lease Agreement by and between Seller and Tenant dated December 18, 2009, (iii) the Supplemental Agreement dated December 15, 2009, (iv) the Letter Agreement dated March 8, 2010, and (v) the Consent to Tenant Alterations dated October 29, 2010.
“Lease Amendment” shall have the meaning set forth in Section 8.2(f).
“Lease Documents and ECRs” shall mean, collectively, the Lease Amendment, the Amendment to Memorandum of Lease, the Tenant Estoppel, the ECRs and the CC&R Estoppels.
“Liabilities” shall mean, collectively, any and all losses, costs, damages, claims, liabilities, expenses, demands or obligations of any kind or nature whatsoever.
“Major Casualty/Condemnation” shall mean:
(a)    any condemnation or eminent domain proceedings that occur after the date hereof, if (i) the portion/portions of the Property that is/are the subject of such proceedings has/have, individually or in the aggregate, a value in excess of $1,000,000.00, as reasonably determined by Seller and Buyer, or (ii) such proceeding or proceedings would entitle the Tenant to terminate the Lease; and
(b)    any casualty that occurs after the date hereof, if (i) the casualty is an uninsured casualty and Seller, in its sole and absolute discretion, does not elect to cause the damage to be repaired or restored and give Buyer a credit at Closing for the full cost of such repair or restoration as reasonably determined by Seller and Buyer, (ii) the portion/portions of the Property that is/are damaged or destroyed has/have, individually or in the aggregate, a cost of repair that is in excess of $1,000,000.00, as reasonably determined by Seller and Buyer, or (iii) such casualty as would entitle the Tenant to terminate the Lease.
“On-Line Data Room” means the on-line document center hosted by HFF available at www.hfflp.com/Portal/DocumentCenter.aspx?ID=2472.
“Owner’s Title Policy” shall mean an ALTA 2006 owner’s title insurance policy obtained by Buyer, in the full amount of the Purchase Price, with all standard and general printed exceptions

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deleted so as to afford full “extended form coverage”, together with the Endorsements, and otherwise in a form and substance consistent with the Title Commitment as of the expiration of the Due Diligence Period.
“Permitted Exceptions” shall mean and include all of the following:
(a)    applicable zoning and building ordinances and land use regulations,
(b)    any deed, easement, restriction, covenant or other matter affecting title to the Property approved by Buyer in accordance with the terms of Subsection 4.2.1,
(c)    such state of facts as are disclosed by the Survey or which would have been disclosed by an accurate survey of the Property,
(d)    the lien of taxes and assessments not yet due and payable,
(e)    any exceptions to title caused by Buyer,
(f)    the rights of the Tenant under the Lease, and
(g)    any matters deemed to constitute additional Permitted Exceptions under Subsection 4.2.1 hereof. Notwithstanding any provision to the contrary contained in this Agreement or any of the Closing Documents, any or all of the Permitted Exceptions may be omitted by Seller in the Deed (as defined in Subsection 7.3(a)) without giving rise to any liability of Seller, irrespective of any covenant or warranty of Seller that may be contained in the Deed (which provisions shall survive the Closing (and not be merged therein).
“Permitted Non-Invasive Environmental Testing” means (a) a Phase I Environmental Site Assessment (ESA) in accordance with ASTM Standard E 1527-05, and (b) an indoor air quality assessment utilizing meters for snapshot conditions for carbon dioxide, carbon monoxide, volatile organic compounds, temperature and humidity, in which a minimum of 1 reading for every 10,000 square feet of space is taken (using a handheld device) within the occupied areas of the building between 3:00 p.m. and 5:00 p.m. local time.
“Personal Property” shall mean, collectively, (a) all tangible personal property owned by Seller that is located on the Real Property and used in connection with the ownership, operation or maintenance of the Real Property, and (b) all plans, specifications, licenses, permits, books, records, and files of Seller relating to the Real Property or the Lease, but specifically excluding from the items described in both clauses (a) and (b), any Confidential Materials and any computer software that is licensed to Seller pursuant to a non-transferable license or that would result in cost to Seller to transfer (unless Buyer agrees to pay or reimburse Seller for any such costs).

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“Property” shall mean, collectively, (a) the Real Property, (b) the Personal Property, (c) all of Seller’s right, title and interest as landlord in the Lease; and (d) the Intangible Property.
“Property Documents” shall mean, collectively, (a) the Lease, (b) the Contracts, and (c) any other documents or instruments which constitute, evidence or create any portion of the Property.
“Purchase Price” shall mean the sum of $143,600,000.00.
“Real Property” shall mean those certain parcels of real estate located in the City of Richmond, Virginia and legally described in Exhibit A attached hereto and incorporated herein by this reference, together with all buildings, improvements and fixtures located thereon and owned by Seller as of the Closing Date and all right, title and interest, if any, that Seller may have in and to all rights, privileges and appurtenances pertaining thereto including all of Seller’s right, title and interest, if any, in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto, any mineral rights or subsurface rights below such land and any air rights above such land. The improvements include, without limitation, that certain office building containing approximately 310,950 net rentable square feet together with a 1,050 space parking garage, situated on 3.2 acres, commonly known as the MeadWestvaco Headquarters facility located at 501 South 5th Street in Richmond, Virginia.
“Remove” with respect to any exception to title shall mean that Seller causes the Title Company to (x) remove or (y) affirmatively insure over the same in a manner acceptable to Buyer in its sole discretion, as an exception to the Owner’s Title Policy for the benefit of Buyer, without any additional cost to Buyer, whether such removal or insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise.
“Rents” shall mean all base rents, percentage rents, additional rent and any tax and operating expense reimbursements and escalations due from the Tenant with respect to the Property under the Lease, including estimated or unfixed charges payable under the Lease (including, without limitation, estimated amounts payable by the Tenant with respect to operating expenses and/or real estate taxes).
“Required Exceptions” shall mean, collectively, the following:
(a)    any Title Objections to the extent (and only to the extent) that the same (i) have not been caused by Buyer, and (ii) constitute any of the following:
(A)    liens evidencing monetary encumbrances including mortgages, judgments and federal, state and municipal tax liens (other than liens for non-delinquent general real estate taxes) (“Monetary Liens”); or

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(B)    liens or encumbrances other than Monetary Liens created, suffered or allowed to be placed on the Property by Seller or its agents and affiliates after the date of this Agreement in violation of Subsection 4.2.2.
(b)    any exception to title that Seller has specifically agreed in writing to Remove pursuant to the terms of Section 4.2.1(b).
“Seller-Allocated Amounts” shall mean, collectively:
(a)    with respect to any condemnation or eminent domain proceedings with respect to any portion of the Property that occurs after the date hereof, (i) the reasonable costs, expenses and fees, including reasonable attorneys’ fees, expenses and disbursements, incurred by Seller in connection with obtaining payment of any award or proceeds in connection with any such condemnation or eminent domain proceedings, and (ii) any portion of any such award or proceeds that is reasonably allocable to loss of use of the Property prior to Closing; and
(b)    with respect to any casualty to any portion of the Property that occurs after the date hereof, (i) the reasonable costs, expenses and fees, including reasonable attorneys’ fees, expenses and disbursements, incurred by Seller in connection with the negotiation and/or settlement of any casualty claim with an insurer with respect to the Property, (ii) the proceeds of any rental loss, business interruption or similar insurance that are allocable to the period prior to the Closing Date, and (iii) the reasonable and actual costs incurred by Seller in stabilizing the Property following a casualty and which are not otherwise reimbursed to Seller through insurance proceeds or otherwise.
“Seller Parties” shall mean and include, collectively, (a) Seller; (b) its counsel and consultants; (c) Seller’s Broker; (d) Seller’s property manager; and (e) any officer, director, employee, or agent of any of the foregoing (in such capacity).
“Seller’s Broker” shall mean Holliday Fenoglio Fowler.
“Seller’s knowledge” or words of similar import shall refer only to the actual knowledge of the Designated Representatives after reasonable investigation and inquiry and shall not be construed to refer to the knowledge of any other Seller Party, or to impose or have imposed upon any other Seller Party any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Buyer or the contents of files maintained by the Designated Representatives. There shall be no personal liability on the part of the Designated Representatives or other Seller Parties arising out of any of the Seller’s Warranties.
“Seller’s Warranties” shall mean Seller’s representations and warranties set forth in Section 9.2 and the Closing Documents executed by Seller.

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“Survey” shall mean the ALTA/ACSM Land Title Survey of the Property to be obtained by Buyer.
“Survival Period” shall mean the period beginning on the Closing Date and continuing through the first anniversary of the Closing Date.
“Tax Proceedings” shall mean any tax abatement, tax certiorari or similar tax proceedings that have been commenced by Seller with respect to the Property for any tax year.
“Tenant” shall mean MeadWestvaco Corporation, a Delaware corporation.
“Tenant Estoppel” has the meaning set forth in Section 8.2(c).
“Title Commitment” shall mean the commitment to issue an ALTA 2006 Owner’s Policy with respect to the fee simple interest in the Property in the full amount of the Purchase Price issued by the Title Company.
“Title Company” shall mean Commonwealth Land Title Insurance Company.
“Title Documents” shall mean all documents referred to on Schedule B of the Title Commitment as exceptions to coverage.
“Title Objections” shall mean any exceptions to title to which Buyer is entitled and timely objects in accordance with the terms of Subsection 4.2.1.
“Transaction” shall mean the transaction contemplated by this Agreement.
ARTICLE 2

SALE OF PROPERTY
Seller agrees to sell, transfer and assign and Buyer agrees to purchase, accept and assume, subject to the terms and conditions set forth in this Agreement and the Closing Documents, all of Seller’s right, title and interest in and to the Property.
ARTICLE 3

PURCHASE PRICE
In consideration of the sale of the Property to Buyer, Buyer shall pay to Seller an amount equal to the Purchase Price, as prorated and adjusted as set forth in Article 6, Section 7.2, or as otherwise provided under this Agreement. The Purchase Price shall be paid as follows:

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3.1.    Earnest Money Deposit.
3.1.1.    Payment of Deposit. Buyer will deliver the Deposit to the Escrow Agent within three (3) Business Days after the Effective Date.
3.1.2.    Applicable Terms. The Deposit shall be delivered to Escrow Agent in immediately available funds. Except as expressly otherwise set forth herein, the Deposit shall be applied against the Purchase Price on the Closing Date and shall otherwise be held and delivered by Escrow Agent in accordance with the provisions of Article 13. The Deposit will become non-refundable after the expiration of the Due Diligence Period, except as otherwise expressly set forth in Article 11 and Sections 4.2.1(b), 4.2.1(c), 5.3, 9.3.3(b)(i) and 12.1 of this Agreement.
3.2.    Cash at Closing. On the Closing Date, Buyer shall (a) deliver to the Escrow Agent an amount equal to the balance of the Purchase Price in immediately available funds by wire transfer as more particularly set forth in Section 7.2, as prorated and adjusted as set forth in Article 6, Section 7.2, or as otherwise provided under this Agreement, and (b) if all conditions to Buyer’s obligation to close have been satisfied, authorize and instruct the Escrow Agent to deliver the entire Purchase Price to Seller in immediately available funds by wire transfer as more particularly set forth in Section 7.2.
ARTICLE 4

TITLE MATTERS
4.1.    Title to Real Property. During the Due Diligence Period, Buyer shall obtain the Survey and the Title Commitment.
4.1.1.    Easement, Covenant and Restriction Agreement. Buyer acknowledges that the Real Property is part of a larger mixed use development such that all parties must coordinate development of the relevant properties. Prior to the conveyance of the Real Property, the following easement agreements (collectively, the “ECRs”) shall be agreed to by Buyer, Seller and Tenant during the Due Diligence Period with respect to the rights and obligations related to the Real Property and of certain property adjoining the Real Property (the “Adjoining Real Estate”): (a) the rights and obligations of the owner of the Adjoining Real Estate (“Foundry Park II Owner”) to provide access over and across the Adjoining Real Estate from 5th Street to the Real Property and to make improvements to such access way and within and upon the auto court located on the Real Property, all pursuant to construction plans approved by the Buyer, the Foundry Park II Owner and Tenant, (b) the rights and obligations of the Foundry Park II Owner to remove all or a part of the MSE wall that currently is located on the Adjoining Real Estate and which currently provides support for the parking garage located on the Real Property (the “MSE Wall”), and the right and obligation to rebuild all or part of the MSE Wall as part of the construction of improvements on the Adjoining

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Real Estate, all pursuant to construction plans, cost allocation and indemnity provisions as may be approved by Buyer, the Foundry Park II Owner and Tenant, (c) the termination and release of the existing Declaration of Restrictions dated as of August 6th, 2007 between the Seller and the Foundry Park II Owner recorded in the Clerk’s Office of the City of Richmond at Book 26995 Page 760, and (d) a new Declaration of Restrictions to be entered into between Tenant and the Foundry Park II Owner governing certain rights of Tenant in the Adjoining Real Estate.
4.2.    Title Defects.
4.2.1.    Buyer’s Objections to Title; Seller’s Obligations and Rights.

(a)
Prior to the expiration of the Due Diligence Period, Buyer shall have the right to object in writing to any title matters that appear on the Title Commitment, the Survey, and any supplemental title reports or updates to the Title Commitment (whether or not such matters constitute Permitted Exceptions), so long as Buyer makes such objection at least three (3) Business Days prior to the final day of the Due Diligence Period (the “Initial Title Objections Deadline”). In addition, following the Initial Title Objections Deadline, Buyer shall have the right to object in writing to any title matters which are not Permitted Exceptions and which may first appear on any supplemental title reports or updates to the Title Commitment or Survey issued after the Initial Title Objections deadline so long as such objection is made by Buyer within five (5) Business Days after Buyer becomes aware of the same (and, if necessary, the Due Diligence Period shall be extended in order to permit Buyer the full five (5) Business Day period to make any such objection). Unless Buyer is entitled to (as applicable) and timely objects to any such title matters, all such title matters shall be deemed to constitute additional Permitted Exceptions.

(b)
To the extent that any Title Objections do not constitute Required Exceptions, Seller may elect (but shall not be obligated) to Remove or cause to be Removed any such Title Objections, and Seller shall notify Buyer in writing within two (2) Business Days after receipt of Buyer’s applicable notice of Title Objections (but, in any event, prior to the expiration of the Due Diligence Period, which shall be extended if necessary in order to afford Seller the full two (2) Business Day period to deliver such response) whether Seller elects to Remove the same. Failure of Seller to respond in writing within such period shall be deemed an election by Seller not to Remove such Title Objections. Any Title Objection that Seller elects in writing to Remove shall be deemed a Required Exception. If Seller elects (or is deemed to have

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elected) not to Remove one or more Title Objections, then, within two (2) Business Days after Seller’s election or deemed election (but, in any event, on or prior to the expiration of the Due Diligence Period, which shall be extended if necessary to afford Buyer such two (2) Business Day period), Buyer may elect in writing to either (i) terminate this Agreement, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (ii) waive such Title Objections and proceed to Closing. Failure of Buyer to respond in writing within such period shall be deemed an election by Buyer to waive such Title Objections and proceed to Closing. Any such Title Objection so waived (or deemed waived) by Buyer shall be deemed to constitute a Permitted Exception, and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

(c)
If this Agreement is not terminated by Buyer in accordance with the provisions hereof, Seller shall, at Closing, Remove or cause to be Removed all Required Exceptions. Seller may use any portion of the Purchase Price to satisfy any Required Exceptions that exist as of the Closing Date, provided Seller shall cause the Title Company to Remove the same at or prior to Closing.

4.2.2.    No New Exceptions. From and after the Effective Date, Seller has not executed and shall not execute or suffer to exist any deed, easement, restriction, covenant or other matter affecting title to the Property unless Buyer has received a copy thereof and has approved the same in writing. If Buyer fails to object in writing to any such proposed instrument within three (3) Business Days after receipt of the aforementioned notice, Buyer shall be deemed to have disapproved the proposed instrument. Buyer, in its sole and absolute discretion, shall be entitled to grant or withhold its consent with respect to any such instrument that is proposed between the Effective Date and the Closing.
4.3.    Title Insurance. At Closing, the Title Company shall issue the Owner’s Title Policy to Buyer, insuring that fee simple title to the Real Property is vested in Buyer subject only to the Permitted Exceptions and such matters not requiring action by or control of Seller as required by this Agreement.
ARTICLE 5

BUYER’S DUE DILIGENCE/CONDITION OF THE PROPERTY
5.1.    Buyer’s Due Diligence.

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5.1.1.    Access to Documents and the Property. During the Due Diligence Period and thereafter through the Closing Date, Seller shall (i) make available to Buyer the documents and materials contained in and otherwise available through the On-Line Data Room as of the date hereof, and (ii) allow Buyer to examine the books and records of the Seller, the Lease, lease files, Contracts, insurance policies, tax, utility and other bills, operating statements, rent rolls, operating statements and all other general records with respect to the Property (and to make copies thereof) and such other documents, information and data with respect to the Property as may be reasonably requested by Buyer to the extent the same are in Seller’s possession or under Seller’s reasonable control, excluding in all instances Confidential Information. Buyer acknowledges and agrees that it has received access to the On-Line Data Room. In addition, during the Due Diligence Period and thereafter through the Closing Date, Seller shall allow, and will continue to allow, Buyer and any of Buyer’s consultants, contractors or agents (“Buyer’s Consultants”) access to the Property upon reasonable prior notice (which means at least twenty-four hour prior written notice, as required by the Lease) at reasonable times to inspect the Property (including, without limitation, inspections of all roofs, electrical, mechanical and structural elements, HVAC systems and other building systems located on or within the Real Property), to perform due diligence as permitted herein, to interview the tenants, property managers and service providers of the Property, and to perform such other inspections and investigations with respect to the Property as the Buyer shall deem necessary or appropriate, provided (a) such access does not unreasonably interfere with the operation of the Property or the rights of Tenant as set forth in the Lease; (b) Buyer and Buyer’s Consultants shall coordinate with Seller and Seller’s property manager prior to and during each visit to the Property by Buyer and Buyer’s Consultants and representatives of Seller shall have the opportunity to accompany Buyer and Buyer’s Consultants during each such visit; (c) Buyer and Buyer’s Consultants shall not contact the Tenant without Seller’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; and (d) Seller or its Designated Representative shall have the right to pre-approve any physical testing of the Property during the Due Diligence Period, which approval shall not be unreasonably withheld, conditioned or delayed, and Seller or its Designated Representative shall have the opportunity to accompany Buyer and Buyer’s Consultants during any such physical testing. Notwithstanding the foregoing, Seller acknowledges that during the Due Diligence Period, Buyer and Buyer’s Consultants may perform the Permitted Non-Invasive Environmental Testing without obtaining further consent or approval from Seller. During the Due Diligence Period, Buyer and Buyer’s Consultants also may perform (x) surveys, architectural, engineering, geotechnical, property condition and environmental inspections and tests and (y) intrusive or invasive inspection and sampling, but only if such intrusive or invasive inspection and sampling is reasonably recommended by the Phase I environmental report. In the event that Seller does not consent to or allow Buyer to conduct intrusive or invasive testing that is reasonably recommended by the Phase I environmental report and as a result Buyer terminates this Agreement, Seller shall reimburse Buyer for its Diligence Costs. If the Closing does not occur for any reason other than a default by Seller under this Agreement and provided Seller

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reimburses Buyer for Buyer’s out-of-pocket costs incurred in connection with obtaining any Buyer’s Reports, Buyer shall deliver promptly to Seller, to the extent Buyer is not prohibited from doing so and without representation or warranty whatsoever, copies of all Buyer’s Reports. Buyer shall promptly return the Property to substantially the same condition existing prior to entry onto the Property or any tests and inspections performed by Buyer or Buyer’s Consultants. Prior to such time as Buyer or any Buyer’s Consultants enter the Property, Buyer shall (i) obtain policies of general liability insurance which insure Buyer and Buyer’s Consultants with liability insurance limits of not less than $2,000,000.00 combined single limit for personal injury and property damage and name Seller, Tenant and Seller’s property manager as additional insureds and which are with such insurance companies as Seller shall reasonably require, and (ii) provide Seller with certificates of insurance evidencing that Buyer has obtained the aforementioned policies of insurance. Buyer hereby agrees to indemnify, defend and hold each of the Seller Parties free and harmless from and against any and all Liabilities (including, without limitation reasonable attorneys’ fees, expenses and disbursements) incurred by Seller and arising out of or resulting from the entry on the Property and/or the conduct of any due diligence while on the Property by any Buyer’s representative; provided, however, that Buyer’s obligations under the foregoing indemnity shall not apply to the mere discovery of a pre-existing environmental or physical condition at the Property or the gross negligence or willful misconduct of Seller or any other Seller Party. Notwithstanding Buyer’s continuing access to due diligence materials through the Closing Date in accordance with this Section 5.1.1, Buyer’s right to terminate this Agreement and receive a return of the Deposit in connection with its due diligence findings shall terminate as of the expiration of the Due Diligence Period as set forth in Section 5.3.
5.1.2.    Limit on Government Contacts. Notwithstanding any provision in this Agreement to the contrary, except in connection with the preparation of a so-called “Phase I” environmental report with respect to the Property, Buyer shall not contact any governmental official or representative regarding hazardous materials on or the environmental condition of the Property without Seller’s prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. In addition, if Seller’s consent is obtained by Buyer, Seller shall be entitled to receive at least two (2) days’ prior written notice of the intended contact and to have a representative present when Buyer has any such contact with any governmental official or representative.
5.1.3.    Other Due Diligence Obligations of Buyer. All inspections by Buyer and Buyer’s Consultants shall be at Buyer’s sole expense and shall be in accordance with applicable Laws, including without limitation, Laws relating to worker safety and the proper disposal of discarded materials. Buyer shall cause each of Buyer’s Consultants to be aware of the terms of this Agreement as it relates to the conduct of Buyer’s Due Diligence and the obligations of such parties hereunder.
5.1.4.    Reserved.

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5.1.5.    Email Notice. Any notices to be given by Buyer for purposes of this Section 5.1 only may be given by e-mail (with a copy by facsimile or overnight courier) to the notice parties for Seller provided in Section 15.9.
5.2.    As-Is Sale. Buyer acknowledges and agrees as follows:

(a)	During the Due Diligence Period, Buyer has conducted, and shall continue to conduct, or has waived its right to conduct, such Due Diligence as Buyer has deemed or shall deem necessary or appropriate.

(b)
Except for Seller’s Warranties, the Property shall be sold, and Buyer shall accept possession of the Property on the Closing Date, “AS IS, WHERE IS, WITH ALL FAULTS”, with no right of setoff or reduction in the Purchase Price.

(c)
Except for Seller’s Warranties, none of the Seller Parties have or shall be deemed to have made any verbal or written representations, warranties, promises or guarantees (whether express, implied, statutory or otherwise) to Buyer with respect to the Property, any matter set forth, contained or addressed in the Documents (including, but not limited to, the accuracy and completeness thereof) or the results of Buyer’s Due Diligence.

(d)	Except for Seller’s Warranties, Buyer shall independently confirm to its satisfaction all information that it considers material to its purchase of the Property or the Transaction.
In addition, Buyer expressly understands and acknowledges that it is possible that unknown Liabilities may exist with respect to the Property and that Buyer explicitly took that possibility into account in determining and agreeing to the Purchase Price, and that a portion of such consideration, having been bargained for between parties with the knowledge of the possibility of such unknown Liabilities shall be given in exchange for a full accord and satisfaction and discharge of all such Liabilities, provided, however, that the foregoing accord, satisfaction and discharge shall not apply to or serve to affect, amend or modify any of Seller’s Warranties or any of Seller’s covenants, indemnities and obligations set forth in this Agreement. The provisions of this Section 5.2 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
5.3.    Termination of Agreement. Buyer may terminate this Agreement for any reason or no reason as determined by Buyer in its sole discretion by giving written notice thereof to Seller at any time prior to the expiration of the Due Diligence Period, and, in the event of such termination, neither Seller nor Buyer shall have any liability hereunder except for those

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obligations which expressly survive the termination of this Agreement, and Buyer shall be entitled to the return of the Deposit. After the Due Diligence Period, Buyer has no right to terminate this Agreement on account of any matter pertaining to its Due Diligence, except as otherwise expressly set forth in Section 4.2 or Section 8.2. Buyer and Seller each acknowledge and agree that, notwithstanding anything to the contrary, Buyer shall continue to have access to the Property after the expiration of the Due Diligence Period to conduct further Due Diligence subject to and in accordance with the terms of this Agreement, but neither such access nor the results of any such Due Diligence shall give rise to any right to terminate this Agreement.
5.4.    Reserved.
ARTICLE 6

ADJUSTMENTS AND PRORATIONS
The following adjustments and prorations shall be made at Closing as of 12:01 a.m. on the Closing Date, such that all items of income and expense with respect to the Property shall be for the account of the Buyer on the Closing Date:
6.1.    Lease Rentals and Other Revenues.
6.1.1.    Rents. All collected Rents shall be prorated between Seller and Buyer. Seller shall be entitled to all Rents attributable to any period to but not including the Closing Date. Buyer shall be entitled to all Rents attributable to any period on and after the Closing Date. Rents not collected as of the Closing Date shall not be prorated at the time of Closing.
6.1.2.    Other Revenues. Revenues from Property operations (other than Rents, security deposits (which will be apportioned as provided in Section 6.5), and pre-paid installments under Contracts (which shall be the sole property of Seller)) that are actually collected shall be prorated between Buyer and Seller as of the Closing Date. Seller shall be entitled to all such revenues attributable to any period to but not including the Closing Date and Buyer shall be entitled to all such revenues attributable to any period on and after the Closing Date.
6.1.3.    Post-Closing Collections; Delinquent Rents. Purchaser shall receive a credit at Closing for all Rents collected by Seller prior to the Closing and allocable to the period from and after Closing. After Closing, Buyer shall make a good faith effort to collect any Rents or other revenues not collected as of the Closing Date on Seller’s behalf and to tender the same to Seller in accordance with this Article 6, although Buyer shall not be obligated to initiate any legal action or otherwise exercise any of its rights or remedies under the Lease in connection with such efforts; provided, however, that all Rents collected by Buyer or Seller on or after the Closing Date shall first be applied to all amounts due under the applicable Lease at the time of collection (i.e., all Rents

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and sums due Buyer as the current owner and landlord, including any delinquent rents due Buyer), with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller. Buyer shall have the exclusive right to collect the sums due Seller under the Lease or other revenue due Seller from and after the Closing Date and shall use commercially reasonable efforts to collect such sums, and Seller hereby waives its rights to take any action to pursue claims against the Tenant under the Lease or other party for sums due with respect to periods prior to the Closing Date. To the extent that Seller receives any such sums from and after the Closing, Seller shall promptly remit the same to Buyer and Buyer shall apply such amounts in accordance herewith. The terms of this Section 6.1.3 shall survive the Closing (and not be merged therein).
6.2.    Proration of Real Estate and Personal Property Taxes; Special Assessments; Refunds. All personal property taxes and general real estate and ad valorem taxes and other state, county or municipal taxes, charges and assessments (other than special assessments) affecting the Property and not paid by or due to be paid by Tenant pursuant to the terms of the Lease will be prorated as of the Closing Date. In the event final, current bills for such taxes are not available at Closing, such taxes will be prorated on the basis of the taxes for most recent year for which final bills are available. If any refunds of real property taxes or assessments, water rates and charges or sewer taxes and rents shall be made after the Closing, the same shall be held in trust by the Seller or the Buyer, as the case may be, and shall first be applied to the unreimbursed costs incurred in obtaining the same, then to any required refunds to the Tenant, and the balance, if any, shall be paid to the Seller (to the extent such refunds relate to periods prior to the Closing Date) and to the Buyer (to the extent such refunds relate to periods commencing with the Closing Date). If, on the Closing Date, the Property shall be or shall have been affected by any special or general assessment or assessments or real property taxes payable on a lump sum or which are or may become payable in installments of which the first installment is then a charge or lien and has become payable, the Seller shall pay or cause to be paid at the Closing the unpaid installments of such assessments, including those which are payable after the Closing Date.
Notwithstanding anything to the contrary contained herein, Seller agrees to collect and remit to the appropriate taxing authorities all sales and use taxes required by Law to be collected by Seller prior to the Closing Date. Seller hereby agrees to indemnify and hold the Buyer harmless from and against any Liability the Buyer may incur by reason of the failure of Seller to collect and remit to the appropriate taxing authorities all sales and use taxes required to be collected by Seller during its period of ownership, which indemnity obligation shall not be subject to the cap on Seller’s liability provided for in Section 15.14. The provisions of this Section 6.2 shall survive Closing and not be merged therein.
6.3.    Reserved.

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6.4.    Closing Costs. Buyer shall pay the following costs and expenses associated with the Transaction: (a) all premiums and charges of the Title Company for the Title Commitment and the Owner’s Title Policy to be issued at Closing, including without limitation any charges related to endorsements requested by Buyer, (b) the cost of the Survey, (c) all recording and filing charges in connection with the instrument by which Seller conveys the Property, (d) one-half of all escrow or closing charges, (e) all recordation taxes, sales taxes and similar charges, if any, applicable to the transfer of the Property to Buyer (but not the Grantor tax referenced below), and (f) all fees due its attorneys and all costs of Buyer’s Due Diligence, including, without limitation, fees due its consultants. Seller shall pay the following costs and expenses associated with the Transaction: (i) the commission due Seller’s Broker pursuant to a separate agreement with Seller’s Broker, (ii) all fees due its attorneys, (iii) the Grantor tax owed in connection with the transfer of the Property, (iv) all costs incurred by Seller in connection with causing the Title Company to Remove any Required Exceptions; and (v) one-half of all escrow or closing charges. All other closing costs shall be allocated between Buyer and Seller in accordance with local custom. The obligations of the parties under this Section 6.4 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
6.5.    Security Deposits. No security deposit is being held by Seller pursuant to the Lease, and therefore, the parties acknowledge and agree that no credit is due as a result of the Security Deposit.
6.6.    Contracts. Fees and charges under the Contracts (other than the Contracts that are to be terminated or which are not assumed by Buyer at Closing in accordance with Section 10.2.6) shall be prorated on a per diem basis based upon the per diem charges obtained by using the most recent billing statement rendered to Seller by the applicable service provider and, after an actual statement is received, a copy shall be delivered to Buyer or Seller, as applicable, and the apportionment of such charges hereunder shall be recomputed if necessary.
6.7.    Utility Readings. If (i) there are any water, gas or electric meters located at the Property and (ii) the tenant under the Lease is not responsible for paying such water, gas or electric bills and charges directly to the utility provider, then Seller shall obtain readings thereof to a date not more than thirty (30) days prior to the Closing Date and the unfixed water rates and charges, sewer taxes and rents and gas and electricity charges, if any, based thereon for the intervening time shall be apportioned on the per diem basis on the basis of such readings. If such readings are not obtainable by the Closing Date, then, at the Closing, any water rates and charges, sewer taxes and rents and gas and electricity charges which are based on such readings shall be prorated based upon the per diem charges obtained by using the most recent period for which such readings shall then be available. Upon the taking of subsequent actual readings, the apportionment of such charges shall be recalculated and the Seller or the Buyer, as the case may be, shall make prompt payment to the other based upon such recalculations. For purposes of

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clarity, the Buyer and Seller agree that no proration for water, gas, electric or other utilities shall be made between Buyer and Seller to the extent that the tenant under the Lease is responsible for paying such utilities directly to the utility provider.
6.8.    Insurance Premiums. No insurance policies of the Seller are to be assigned or otherwise transferred to the Buyer, and no apportionment of the premiums therefor shall be made.
6.9.    Reserved.
6.10.    Apportionment Credit. In the event the apportionments to be made at the Closing result in a credit balance (a) to Buyer, such sum shall be paid at the Closing by giving Buyer a credit against the Purchase Price in the amount of such credit balance, or (b) to Seller, Buyer shall pay the amount thereof to Seller at the Closing by wire transfer of immediately available funds to the account or accounts to be designated by Seller for the payment of the Purchase Price.
6.11.    Delayed Adjustment; Delivery of Operating and Other Financial Statements. If at any time following the Closing Date, the amount of an item listed in any section of this Article 6 shall prove to be incorrect (whether as a result of an error in calculation or a lack of complete and accurate information as of the Closing) or otherwise require adjustment as a result of any year-end or periodic reconciliations of reimbursable operating expenses or tax payments by a tenant under a Lease, the party owing money as a result of such error or adjustment shall promptly pay to the other party the sum necessary to correct such error or make such adjustment upon receipt of proof of the same, provided that such proof is received by the party from whom payment is to be made on or before one (1) year after Closing (such period being referred to herein as the “Post Closing Adjustment Period”). In order to enable Seller to determine whether any such delayed adjustment is necessary, Buyer shall provide to Seller current operating and financial statements for the Property and copies of any correspondence and statements sent to the Tenant in connection with any reconciliation promptly after the same are prepared, but, in any event, no later than the date one (1) month prior to the expiration of the Post-Closing Adjustment Period.
6.12.    Estimates. If any of the foregoing items of income or expense cannot be apportioned at the Closing because of the unavailability of the amounts which are to be apportioned, such items shall be apportioned on the basis of a good faith estimate by the parties and adjusted and reconciled as soon as practicable after the Closing Date; provided, however, all such adjustments and reconciliations shall occur no later than one (1) year after the Closing Date.
6.13.    Reserved.

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The provisions of Sections 6.10, 6.11 and 6.12 shall survive the Closing for a period of one (1) year after Closing and not be merged therein.
ARTICLE 7

CLOSING
Buyer and Seller hereby agree that the Transaction shall be consummated as follows:
7.1.    Closing Date. Closing shall occur on the Closing Date. The parties shall conduct an escrow-style closing through the Escrow Agent and pursuant to escrow instructions acceptable to the parties so that it will not be necessary for any party to attend the Closing. Time is of the essence with respect to the Closing.
7.2.    Title Transfer and Payment of Purchase Price. Provided all conditions precedent to Seller’s obligations hereunder have been satisfied, Seller agrees to convey the Property to Buyer upon confirmation of receipt of the Purchase Price by the Escrow Agent as set forth below. Provided all conditions precedent to Buyer’s obligations hereunder have been satisfied, Buyer agrees to pay the amount specified in Article 3 by timely delivering the same to the Escrow Agent and authorizing and instructing the Escrow Agent to release the same to Seller by no later than 5:00 p.m. Eastern Time on the Closing Date.
7.3.    Seller’s Closing Deliveries. At Closing, Seller shall deliver or cause to be delivered the following:

(a)	Deed. A deed in the form of Exhibit D attached hereto and incorporated herein by this reference (“Deed”) executed and acknowledged by Seller.

(b)	Bill of Sale. A bill of sale in the form of Exhibit E attached hereto and incorporated herein by this reference (“Bill of Sale”) executed by Seller.

(c)
Assignment of Lease and Intangible Property. An assignment and assumption of the Lease and Intangible Property, in the form of Exhibit F attached hereto and incorporated herein by this reference (“Assignment of Lease and Intangible Property”) executed and acknowledged by Seller.

(d)	Reserved.

(e)
Notice to Tenants. A single form letter in the form of Exhibit H attached hereto and incorporated herein by this reference, executed by Seller, duplicate copies of which shall be sent by Buyer after Closing to the Tenant under the Lease.

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(f)
FIRPTA Affidavit. A so-called “FIRPTA Affidavit” confirming that Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(g)
Evidence of Authority. A certificate of consent and such other documentation as may be reasonably required by the Title Company to establish the due authorization of Seller’s disposition of the Property and Seller’s execution of this Agreement and the Closing Documents required to be delivered by Seller and the consummation of the Transaction.

(h)
Other Documents. A title affidavit in the form of Exhibit K attached hereto and incorporated herein by this reference, and such other documents as may be reasonably required by the Title Company or as may be agreed upon by Seller and Buyer to consummate the Transaction.

(i)	Escrow Holdback Agreement. The Escrow Holdback Agreement executed by Seller.

(j)	Transfer Tax Forms. If applicable, duly completed and signed real estate transfer tax or sales tax returns.

(k)
Closing Statement. A closing statement (which form shall be reasonably satisfactory to Buyer), setting forth the prorations and adjustments to the Purchase Price respecting the Property to be made pursuant to Article 6 (the “Closing Statement”), executed by Seller.

(l)
Lease Amendment. Two (2) fully executed original copies of the Lease Amendment and Amendment to Memorandum of Lease, with the Amendment to Memorandum of Lease acknowledged and in proper form for recording in the jurisdiction in which the Property is located.

(m)	ECRs. The ECRs fully executed and acknowledged by Seller and the other parties thereto and in proper form for recording in the jurisdiction in which the Property is located.

(n)
Keys and Original Documents. Keys to all locks on the Real Property in Seller’s or Seller’s building manager’s possession and originals or, if originals are not available, copies, of all of the Property Documents, to the extent not previously delivered to Buyer.

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The items to be delivered by Seller in accordance with the terms of Subsections (a) through (m) of this Section 7.3 shall be delivered to Escrow Agent no later than 12:00 p.m. Eastern Time on the Closing Date and the items to be delivered by Seller in accordance with the terms of Subsection (n) of this Section 7.3 shall be delivered outside of escrow and shall be deemed delivered if the same are located at the Property on the Closing Date.
7.4.    Buyer’s Closing Deliveries. At the Closing, Buyer shall deliver or cause to be delivered the following:

(a)	Purchase Price. The Purchase Price, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Buyer at Closing.

(b)	Escrow Holdback Agreement. The Escrow Holdback Agreement executed by Buyer.

(c)	Bill of Sale. The Bill of Sale executed by Buyer.

(d)	Assignment of Lease and Intangible Property. The Assignment of Lease and Intangible Property executed and acknowledged by Buyer.

(e)	Reserved.

(f)	Reserved.

(g)
Evidence of Authority. Documentation to establish to Seller’s reasonable satisfaction the due authorization of Buyer’s acquisition of the Property and Buyer’s execution of this Agreement and the Closing Documents required to be     delivered by Buyer and the consummation of the Transaction.

(h)	Other Documents. Such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction.

(i)	Transfer Tax Forms. If applicable, duly completed and signed real estate transfer tax or sales tax returns.

(j)	Closing Statement. The Closing Statement, executed by Buyer.
The Purchase Price shall be paid in accordance with the terms of Section 7.2 hereof and the items to be delivered by Buyer in accordance with the terms of Subsections (c) through (j)

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of this Section 7.4 shall be delivered to Escrow Agent no later than 12:00 p.m. Eastern Time on the Closing Date.
ARTICLE 8

CONDITIONS TO CLOSING
8.1.    Conditions to Seller’s Obligations. Seller’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Seller by an express written waiver, at its sole option:

(a)	Reserved;

(b)
Representations True. All representations and warranties made by Buyer in this Agreement shall be true and correct on and as of the Closing Date, as if made on and as of such date, and to the extent such representations or warranties are made as of a date other than the Closing Date, such representations and warranties shall be deemed to have been updated and remade as of the Closing Date (notwithstanding any references to prior dates);

(c)	Buyer’s Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar State or Federal Law, whether now or hereafter existing; and

(d)
Buyer’s Deliveries Complete. Buyer shall have delivered the funds required hereunder and all of the documents to be executed by Buyer set forth in Section 7.4 and shall have performed all other material covenants, undertakings and obligations, and complied in all material respects with all conditions required by this Agreement, to be performed or complied with by Buyer at or prior to the Closing.

8.2.    Conditions to Buyer’s Obligations. Buyer’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived by Buyer in writing, at its sole option:

(a)
Representations True. All representations and warranties made by Seller in this Agreement shall be true and correct on and as of the Closing Date, as if made on and as of such date, and to the extent such representations or warranties are made as of a date other than the Closing Date, such representations and warranties shall be deemed to have been updated and remade as of the Closing Date (notwithstanding any references to prior dates).

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(b)
Title Conditions Satisfied. At the time of the Closing, title to the Property shall be subject only to the Permitted Exceptions and the Title Company shall be irrevocably committed to issue the Owner’s Title Policy to the Buyer (except to the extent the Title Company’s failure to issue the Owner’s Title Policy is caused by or results solely from the actions or omissions of Buyer).

(c)	Estoppel Certificates.

(i)
Buyer shall have received from the Tenant an executed estoppel certificate (the “Tenant Estoppel”) for the Lease at least five (5) Business Days prior to the expiration of the Due Diligence Period. Buyer shall be required to accept such estoppel certificate if such estoppel certificate (i) is dated no earlier than thirty (30) days prior to the Closing Date, (ii) is substantially in the form of Exhibit C attached hereto, with any modifications made by Tenant which are consistent with the minimum requirements set forth in the Lease and are otherwise reasonably acceptable to Buyer, and (iii) does not disclose any information or facts that constitute or would constitute a default by Seller or Tenant under the Lease. Notwithstanding any provisions in this Agreement to the contrary, if Buyer fails to object in writing to an estoppel certificate executed by the Tenant and delivered to Buyer on or before the date that is five (5) Business Days after the date the same has been delivered to Buyer, Buyer shall be deemed to have approved the same. For the avoidance of doubt, if Buyer proceeds with Closing notwithstanding Seller’s failure to deliver the Tenant Estoppel at least five (5) Business Days prior to the expiration of the Due Diligence Period, Buyer shall not have any further right to terminate this Agreement by reason of the failure of the condition precedent set forth in this Section 8.2(c), including in the event that such estoppel certificates are not received prior to Closing or in the event that estoppel certificates are received prior to Closing but do not conform to the requirements of this Section 8.2(c).

(ii)
At least five (5) Business Days prior to the expiration of the Due Diligence Period, the Seller shall have delivered to the Buyer the CC&R Estoppels and all matters set forth therein shall be true and correct as of the Closing. Notwithstanding anything to the contrary in this Agreement, Buyer shall not be obligated to accept any CC&R Estoppel that is dated earlier than thirty (30) days prior to the Closing

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Date or which contains any default or claimed default by Seller or any other party thereto.

(d)
Seller’s Deliveries Complete. Seller shall have delivered all of the documents and other items required pursuant to Section 7.3 and shall have performed all covenants, undertakings and obligations, and complied in all material respects with all conditions required by this Agreement, to be performed or complied with by Seller at or prior to the Closing.

(e)
ECRs. On or prior to the expiration of the Due Diligence Period, the ECRs shall have been negotiated and in a form acceptable to Seller and Buyer in their sole discretion and in proper form for recording in the public records in the jurisdiction where the Property is located.

(f)
Lease Amendment. On or prior to the expiration of the Due Diligence Period, Buyer, Seller and Tenant shall have negotiated (i) an amendment to the Lease (the “Lease Amendment”) pursuant to which certain rights and obligations related to the Adjoining Real Estate shall be removed from the Lease and which amendment to Lease shall be in form acceptable to Seller and Buyer in their sole discretion and (ii) an amendment to the existing Memorandum of Lease that is of record (the “Amendment to Memorandum of Lease) to reflect the amendments made to the Lease by the Lease Amendment.

8.3.    Waiver or Failure of Conditions Precedent. At any time or times on or before the date specified for the satisfaction of any condition, Seller or Buyer may elect in writing to waive the benefit of any such condition set forth in Section 8.1 or Section 8.2, respectively. By proceeding to Closing, Seller and Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Section 8.1 and Section 8.2, respectively. In the event any of the conditions set forth in Sections 8.1 or 8.2 are neither waived nor fulfilled, Seller or Buyer (as appropriate) may exercise such rights and remedies, if any, that such party may have pursuant to the terms of Article 11 hereof.
8.4.    Approvals not a Condition to Buyer’s Performance. Buyer acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Buyer’s ability to obtain any governmental or quasi-governmental approval of changes or modifications in use or zoning.
ARTICLE 9

REPRESENTATIONS AND WARRANTIES

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9.1.    Buyer’s Representations. Buyer represents and warrants to Seller as follows:
9.1.1.    Buyer’s Authorization. Buyer is duly organized and validly existing under the laws of the State of Maryland and has all requisite power, authority and legal right to execute and deliver this Agreement, and to perform all of Buyer’s obligations hereunder and to consummate the Transaction. This Agreement and all Closing Documents to be executed by Buyer have been (or prior to Closing will be) duly authorized by all requisite partnership, corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors. No consent, approval or authorization by any individual or entity or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by Buyer (or the consummation of the Transaction by Buyer) other than those consents, approvals and authorizations which will have been obtained by Closing. To the actual knowledge of Buyer, none of the execution, delivery or performance of this Agreement or any other document to be executed, delivered or performed by the Buyer hereunder, nor compliance with the terms and provisions hereof or thereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under any agreement or instrument by which the Buyer is bound.
9.1.2.     Buyer’s Financial Condition. No petition has been filed by or against Buyer under the Federal Bankruptcy Code or any similar State or Federal Law.
9.1.3.    Patriot Act Compliance. Buyer is not named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and Buyer is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. Buyer is not engaging in this Transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the representations contained in this Section 9.1.3 shall be deemed to cover or include any holder of any publicly traded interest in Buyer.
Buyer’s representations and warranties in this Section 9.1 shall survive the Closing for a period of one (1) year and shall not be merged therein.
9.2.    Seller’s Representations. Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

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9.2.1.    Seller’s Authorization. Seller is a limited liability company duly organized and validly existing under the laws of Virginia and has all requisite power, authority and legal right to execute and deliver this Agreement, and to perform all of Seller’s obligations hereunder and to consummate the Transaction. This Agreement and all Closing Documents to be executed by Seller have been (or prior to Closing will be) duly authorized by all requisite partnership, corporate or other required action on the part of Seller and are the valid and legally binding obligation of Seller, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors. No consent, approval or authorization by any individual or entity or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by Seller (or the consummation of the Transaction by Seller) other than those consents, approvals and authorizations which will have been obtained by Closing. None of the execution, delivery or performance of this Agreement or any other document to be executed, delivered or performed by the Seller hereunder, nor compliance with the terms and provisions hereof or thereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which the Seller is bound.
9.2.2.    Seller’s Additional Representations.

(a)
Except as listed in Exhibit N attached hereto and incorporated herein by this reference, there is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending or, to Seller’s knowledge, threatened against Seller or relating to the Property or the transaction contemplated by this Agreement.

(b)
Except for (i) the Contracts, (ii) the Lease, and (iii) matters, agreements and instruments of record existing as of the date hereof, Seller has not entered into and, to Seller’s knowledge, the Property is not subject to any leases, contracts, subcontracts or agreements affecting the Property that will be binding upon Buyer after the Closing. Seller has delivered to Buyer true, correct and complete copies of the Contracts and the Lease with Tenant. The Lease and the Contracts have not been amended or modified except as evidenced by amendments similarly delivered and the Lease and each Contract constitutes the entire agreement between the Seller and the applicable counterparty.

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(c)
Except as listed in Exhibit N attached hereto, each of the Contracts is in full force and effect on the terms set forth therein, and there are no defaults under the Contracts, or, to Seller’s knowledge, circumstances which with the giving of notice, the passage of time or both, would constitute a default by any party thereunder.

(d)
The only Lease at the Property entered into by Seller is the Lease, and to Seller’s knowledge there are no subtenants, licensees or assignees that are in possession of all or any portion of the Property, except as listed in Exhibit N. Neither the Lease nor any rent thereunder has been assigned, transferred or hypothecated by Seller.

(e)
Except as listed in Exhibit N attached hereto, Seller has not received any written notice from any governmental authority with respect to the violation of any Law or ordinance applicable to the Property (including, without limitation, any Law related to environmental, land use and/or zoning matters), which has not been cured by Seller, and, to Seller’s knowledge, the Property does not violate any Law in any material respect. Neither the Seller nor, to Seller’s knowledge, any tenant or other occupant or user of the Property, or any portion thereof, has stored, disposed of, or otherwise managed (or engaged in the business of storing, disposing of, or otherwise managing), or has released or caused the release of, any Hazardous Materials at, on, in or from the Property. To the Seller’s knowledge, the Property is free from any such Hazardous Materials, except for any such Hazardous Materials as are maintained in the ordinary course of business at the Property and in accordance with Law. Seller has not received written notification, and has no knowledge, that any governmental or quasi-governmental authority or third party has determined that there are any Hazardous Material releases affecting the Property. To Seller’s knowledge, there are presently in effect all material licenses, permits and other authorizations necessary for the current use, occupancy and operation of the Property. No investigation, action or proceeding is pending and, to Seller’s knowledge, no action or proceeding is threatened and no investigation looking toward any action or proceeding has begun, which involves any condemnation or eminent domain proceeding against any part of the Property, or which involves any modification or realignment of any intersection, street or highway adjacent to the Property or which could affect the present use or zoning of the Property.

(f)	There are no leasing commission agreements or leasing commissions due with respect to the Lease that will be binding upon Buyer after Closing or

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which have not been paid in full. Except as expressly set forth in the Lease, Seller has no other present or future obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements.

(g)
Except as set forth on Exhibit N attached hereto (i) the Lease is in full force and effect on the terms set forth therein, there are no defaults currently existing under the Lease and, to Seller’s knowledge, there are no facts or circumstances which with the giving of notice, the passage of time or both would constitute a default by Tenant under the Lease and Tenant is legally required to pay all sums and perform all material obligations set forth under its Lease without concessions, abatements, offsets, defenses or other basis for relief or adjustment; (ii) to Seller’s knowledge, there are no facts or circumstances which with the giving of notice, the passage of time or both would constitute a default by the Seller under the Lease; (iii) Tenant is not delinquent or in arrears in the payment of any rents or other charges due under the Lease and Tenant has not asserted in writing and, to Seller’s knowledge, Tenant does not have any defense to, offsets or claims against, rent payable by it or the performance of its other obligations under the Lease; (iv) Tenant has not prepaid any rent or other charges; (v) Seller has no present or future obligation to provide Tenant with any free rent or other rent credits and Tenant is not entitled to any free rent or similar concessions and Tenant is not entitled to any rent abatements except as expressly set forth in the Lease; (vi) to Seller’s knowledge, Tenant has not filed a petition in bankruptcy or for the approval of a plan of reorganization or management under the Federal Bankruptcy Code or under any other similar state law, or made an admission in writing as to the relief therein provided, or otherwise become the subject of any proceeding under any federal or state bankruptcy or insolvency law, or admitted in writing its inability to pay its debts as they become due or made an assignment for the benefit of creditors, or petitioned for the appointment of or had appointed a receiver, trustee or custodian for any of its property or requested an accommodation from any of its creditors; (vii) Tenant has not requested in writing a modification of the Lease, or a release of its obligations under the Lease or given any written notice terminating the Lease, or been released of its obligations under the Lease; and (viii) Seller is not in possession of any security deposits provided for in the Lease or otherwise.

(h)	The Personal Property to be transferred to Buyer is free and clear of liens, security interests and other encumbrances arising by, through or under Seller.

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(i)
To Seller’s knowledge, except as disclosed in the Title Commitment attached as Exhibit I and except as listed in Exhibit N attached hereto, no taxes or special assessments of any kind (special, bond or otherwise) are or have been levied with respect to the Property, or any portion thereof, which are outstanding or unpaid, other than amounts not yet due and payable, and to Seller’s knowledge no such assessments or levies are pending or threatened. True and complete copies of the real estate tax bills for the Property for the past three (3) years have been delivered to Buyer. Seller has not received any written notice of, and has no knowledge of, any proposed or pending increase in the assessed valuation or rate of taxation of any or all of the Property from that reflected on such real estate tax bills. No Tax Proceedings relating to the Property are currently pending or subject to appeal or will be currently pending or subject to appeal as of the Closing Date.

(j)
No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization, or other proceedings are pending or, to Seller’s knowledge, threatened against Seller, nor are any such proceedings contemplated by Seller, nor to Seller’s knowledge do any grounds exist for any such proceedings to be instituted against Seller. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy, or admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally, and Seller has received no written notice of and has no knowledge of (i) the filing of any involuntary petition by Seller’s creditors, (ii) the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, or (iii) the attachment or other judicial seizure of all, or substantially all, of Seller’s assets.

(k)
To Seller’s knowledge, the documents delivered or otherwise made available to Buyer in accordance with the terms of this Agreement (i) include all documents used by Seller in the day-to-day operations and management of the Property, (ii) are the same documents used in connection with (A) the performance by Seller of its fiduciary obligations to its members, and (B) the preparation of financial statements and reports submitted to the clients and investors of Seller, and (iii) are true, accurate and complete in all material respects.

(l)
Seller has not entered into any agreements currently in effect pursuant to which Seller has granted any rights of first offer or first refusal to purchase all or any part of the Property, options to purchase all or any part of the

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Property or other rights whereby any individual or entity has the right to purchase all or any part of the Property (except for this Agreement and any Tenant options to purchase the Property or a portion thereof that may be contained in the Lease).

(m)
The Designated Representatives include the individuals who are currently (and who have been since Seller acquired the Property) primarily responsible for the day-to-day management of the Property on behalf of Seller.

(n)
To Seller’s knowledge, all of the utilities and services necessary for the current use and operation of the Property (including, without limitation, road access, gas, water, electricity and telephone) are available thereto, and no fact, condition or proceeding exists which might result in the termination or impairment of the furnishing of such utilities to the Property.

(o)
To Seller’s knowledge, there are no defects or inadequacies in the Property which, if uncorrected, would result in a termination of insurance coverage or an increase in the premiums charged for any insurance policies applicable to the Property.

(p)
Seller has no employees, and there are no employment agreements, union agreements, benefit agreements, pension plans, or collective bargaining agreements, at or otherwise affecting the Property to which Seller is bound which will survive the Closing or for which Purchaser will be responsible for or have any liability for after the Closing.

(q)
There are no capital improvement projects at the Property presently being performed by or at the direction of Seller or Tenant, or any of its agents or sub-contractors, other than budgeted maintenance required in the ordinary course of business and which are being performed in accordance with the Lease, and no material structural portion of the Property has been damaged or destroyed by fire, storm or other casualty that remains unrepaired.

(r)
There have been no written notices of, and Seller has no knowledge of, any defaults by Seller or any other party under the CC&Rs that remain uncured. All amounts billed to and payable by Seller under the CC&Rs have been paid in full.

9.2.3.    Patriot Act Compliance. Seller is not named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States

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Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and Seller is not engaging in this Transaction, directly or indirectly, on behalf of, or instigating or facilitating this Transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. Seller is not engaging in this Transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the representations contained in this Section 9.2.3 shall be deemed to cover or include any holder of any publicly traded interest in Seller.
9.2.4.    Not a Foreign Person. Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
9.3.    General Provisions.
9.3.1.    Reserved.
9.3.2.    Seller’s Warranties Deemed Modified. To the extent Buyer has actual knowledge or is deemed to know prior to the date of this Agreement that Seller’s Warranties are inaccurate, untrue, or incorrect in any way, such representations and warranties shall be deemed modified to reflect Buyer’s knowledge.
9.3.3.    Breach of Seller’s Warranties prior to Closing.

(a)
If at or prior to the Closing, Buyer obtains actual knowledge or Buyer is deemed to know that any of Seller’s Warranties are untrue, inaccurate or incorrect in any material respect, Buyer shall give Seller written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). If at or prior to the Closing, Seller or the Designated Representative obtains actual knowledge or the Designated Representative is deemed to know that any of Seller’s Warranties are untrue, inaccurate or incorrect in any material respect, Seller shall give Buyer written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Seller shall use commercially reasonable efforts to cure such misrepresentation or breach on or prior to the Closing Date.

(b)
If any misrepresentation or breach of any of Seller’s Warranties is first discovered by Buyer after the date of this Agreement but prior to Closing and Seller is not able to so cure any such misrepresentation or breach on or prior to the Closing Date after having used commercially reasonable efforts

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to do so, then Buyer, as its sole remedies for any and all such misrepresentations or breaches, shall have the following rights:

(i)
Buyer may elect either (A) to waive such misrepresentations or breaches and consummate the Transaction without any reduction of or credit against the Purchase Price, (B) to terminate this Agreement by written notice given to Seller on the Closing Date, in which event this Agreement shall be terminated, the Deposit shall be returned to Buyer, the Seller shall reimburse Buyer for its Diligence Costs and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement, or (C) pursue an action for specific performance and/or pursue its other remedies under Section 11.2.

9.3.4.    Survival; Limitation on Seller’s Liability. Seller’s Warranties shall survive the Closing and not be merged therein for a period equal to the Survival Period and Seller shall only be liable to Buyer hereunder for a breach of a Seller’s Warranty with respect to which a claim is made by Buyer against Seller on or before the expiration of the Survival Period. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller for breaches of Seller’s Warranties shall be limited as set forth in Section 15.14 hereof. Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against Seller for damages that Buyer may incur, as the result of any of Seller’s Warranties being untrue, inaccurate or incorrect if Buyer’s damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than $25,000.00 (the “Basket Amount”) (it being acknowledged and agreed Buyer does not waive, relinquish or release any such rights or remedies if any such Buyer’s damages are reasonably estimated to exceed the Basket Amount in which case Seller shall be liable to Buyer for all such damages (including all such damages included within the Basket Amount)).
ARTICLE 10

COVENANTS
10.1.    Certain Covenants.
10.1.1.    Confidentiality. Buyer and Seller acknowledge that any information heretofore or hereafter furnished by either party to the other with respect to the Property or the Transaction has been and will be so furnished on the condition that each party maintain the confidentiality thereof. Accordingly, prior to the Closing Date, Buyer and Seller shall hold, and

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shall cause the other Buyer’s Consultants and Seller Parties to hold, in strict confidence, and Buyer and Seller shall not disclose, and shall prohibit the other Buyer’s Consultants and Seller Parties from disclosing, to any other person without the prior written consent of the other party any of the information in respect of the Property or the Transaction delivered to or for the benefit of Buyer or Seller whether by any Buyer’s Consultants or by any of the Seller Parties, including, but not limited to, any information heretofore or hereafter obtained by any Buyer’s Consultants in connection with its Due Diligence. In addition, Buyer shall not disclose, and shall prohibit the other Buyer’s Consultants from disclosing, and Seller shall not disclose, and shall prohibit the other Seller’s Parties from disclosing, to any other person without the prior written consent of the other party, which consent may be withheld in the other party’s sole and absolute discretion, the terms of this Agreement. In the event the Closing does not occur or this Agreement is terminated, Buyer shall promptly return to Seller all copies of documents that were delivered by Seller to Buyer containing any of such information. Notwithstanding anything to the contrary hereinabove set forth, Buyer and Seller may disclose such information (i) on a need-to-know basis to its employees, members of professional firms serving it or potential lenders who are made aware of the confidentiality requirements contained herein, (ii) as any governmental agency may require in order to comply with applicable Laws or a court order, (iii) to the extent that such information is a matter of public record or would otherwise be obtainable in the public domain, or (iv) in connection with the enforcement of their rights and remedies under this Agreement. Without limiting the generality of the foregoing clause (ii), Buyer or Seller may disclose information related to this Agreement and/or the transaction contemplated hereby (including, without limitation, information related to the Property) without the other party’s prior approval, agreement or consent: (a) to the extent such party or its affiliates determine, in consultation with legal counsel, that such disclosure is required by applicable Law or in connection with any filing by such party or its affiliates, including, without limitation, with the Securities and Exchange Commission (“SEC”) or any stock exchange rule applicable to such party or its affiliates; (b) to the extent such party or its affiliates determine, in consultation with legal counsel, that such disclosure (1) is required in any prospectus, report or other filing made by such party or its affiliates with the SEC or any stock exchange or (2) is necessary to adhere to such party or its affiliates’ practices relating to earnings releases, press releases or supplemental data related thereto; (c) to such party or its affiliate’s underwriters, prospective underwriters, placement agents and prospective placement agents that are directly involved in the preparation of any prospectus, report or filing described in clause (a) or (b) and are advised of, and obligated to maintain, the confidentiality of such information (the foregoing, “Securities Law Disclosure”); and/or (d) pursuant to such party or its affiliates’ investor relations program conducted in the ordinary course. The provisions of this Subsection 10.1.1 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
10.1.2.    Reserved.

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10.2.    Seller’s Covenants. From and after the Effective Date until the Closing or the earlier termination of this Agreement Seller hereby covenants with Buyer as follows:
10.2.1.    Contracts. Without Buyer’s prior consent, which consent may be withheld by Buyer in its sole and absolute discretion after the date of this Agreement, Seller shall not extend, renew, replace or otherwise modify any Contract or enter into any new Contract unless such Contract, (as so extended, renewed, replaced or modified) can be terminated by the owner of the Property without penalty on not more than thirty (30) days’ notice. Seller shall furnish Buyer with a written notice of the proposed transaction which shall contain information that Seller believes is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed transaction. If Buyer fails to object in writing to the terms set forth in Seller’s notice within five (5) Business Days after receipt thereof, Buyer shall be deemed to have disapproved the terms of the proposed transaction.
10.2.2.    Condition of Property. Without limiting Seller’s liability for a breach of any Seller Warranty, Buyer hereby agrees that Buyer shall accept the Property subject to, and Seller shall have no obligation to cure, (a) any violations of Laws, or (b) any physical conditions which would give rise to violations of Laws, whether the same now exist or arise prior to Closing. Between the Commencement Date and the Closing Date, Seller will advise Buyer of any written notice Seller receives after the date hereof from any governmental authority of the violation of any Laws regulating the condition or use of the Property.
10.2.3.    Estoppel Certificates. Seller shall request, and use commercially reasonable efforts to obtain (i) the Tenant Estoppel and (ii) the CC&R Estoppels, and to deliver to the Buyer all responses received by the Seller in connection with the Seller’s request for the same promptly following such receipt.
10.2.4.    Operation of Property. Seller shall operate the Property in a good and businesslike fashion consistent with the Seller’s current practices and to continue to maintain the Property in good working order and condition and in a manner consistent with the Seller’s current practices and, in connection with the same, Seller shall not (i) cancel or permit cancellation of any casualty or liability insurance carried with respect to the Property or (ii) remove from the Property any personal property unless such item is replaced by an item of similar utility and value.
10.2.5.    Compliance with Law and Agreements. Seller shall (i) comply in all material respects with all Laws; provided, however, in no event shall the Seller be obligated to perform any capital improvements in connection with this provision and (ii) comply with all of the terms, covenants and conditions contained in the Lease, the Contracts and any other agreement affecting the Property to which Seller is a party and to monitor compliance thereunder in a manner consistent with the Seller’s current practices.

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10.2.6    Contract Termination. Seller shall terminate effective as of the Closing Date (at no cost or expense to the Buyer) any and all Contracts which the Buyer requests the Seller to terminate by notice given to the Seller at or prior to the Closing Date.
10.2.7.    No-Shop. Seller shall not market the Property or otherwise solicit or accept any offers or inquiries regarding the Property, or entertain offers or take or enter into back-up offers or back-up sale contracts.
10.2.8.    Tax Proceedings. Seller shall not commence any Tax Proceedings for the reduction of the assessed valuation of the Property for any tax year or challenging the tax rates or other components used in determining real estate taxes.
10.3.    Mutual Covenants.
10.3.1.    Publicity. Seller and Buyer each hereby covenant and agree that neither Seller nor Buyer shall issue any Release (as hereinafter defined) with respect to the Transaction without the prior consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed), except to the extent required by applicable Law. If either Seller or Buyer is required by applicable Law to issue a Release, such party shall, at least two (2) Business Days prior to the issuance of the same, deliver a copy of the proposed Release to the other party for its review and approval, which will not be unreasonably withheld. As used herein, the term “Release” shall mean any press release or public statement with respect to the Transaction or this Agreement, the principal purpose of which is to announce the Transaction, and shall not include Securities Law Disclosures, which shall be governed by Section 10.1.1. Notwithstanding the foregoing, in no event shall any such Releases of the Seller identify the Buyer without the prior written consent of the Buyer, which may be withheld in the Buyer’s sole discretion.
10.3.2.    Brokers. Seller and Buyer expressly acknowledge that Seller’s Broker has acted as the exclusive broker with respect to the Transaction and with respect to this Agreement. Seller shall pay any brokerage commission due to Seller’s Broker in accordance with the separate agreement between Seller and Seller’s Broker. Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Buyer as a result of any claims by Seller’s Broker or any other party claiming to have represented Seller as broker in connection with the Transaction. Buyer agrees to hold Seller harmless and indemnify Seller from and against any and all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) suffered or incurred by Seller as a result of any other party claiming to have represented Buyer as broker in connection with the Transaction.

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10.3.3.    Non-Solicitation. Seller, for itself and on behalf of its subsidiaries and affiliates, covenants and agrees with Buyer that neither Seller, nor any of its subsidiaries or affiliates, shall advise, encourage, discuss or otherwise negotiate with Tenant to breach or violate the Lease.
10.3.4.    Survival. The provisions of this Section 10.3 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.
ARTICLE 11

FAILURE OF CONDITIONS
11.1.    To Seller’s Obligations. If, on or before the Closing Date, (i) Buyer is in default of any of its material obligations hereunder, or (ii) any of Buyer’s representations or warranties are, in the aggregate, untrue, inaccurate or incorrect in any material respect, or (iii) the Closing otherwise fails to occur by reason of Buyer’s failure or refusal to perform its obligations hereunder in a prompt and timely manner, and any such circumstance described in any of clauses (i), (ii) or (iii) continues for five (5) Business Days after written notice from Seller to Buyer, which written notice shall detail such default, untruth or failure, as applicable, then Seller, as its sole and exclusive remedy at law or in equity, may elect to (a) terminate this Agreement by written notice to Buyer, promptly after which the Deposit shall be paid to Seller as liquidated damages and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive the condition and proceed to close the Transaction.
11.2.    To Buyer’s Obligations. If, on or before the Closing Date, (i) Seller is in default of any of its obligations hereunder in any material respect, or (ii) any of Seller’s Warranties are untrue, inaccurate or incorrect in any material respect, or (iii) the Closing otherwise fails to occur by reason of Seller’s failure or refusal to perform its obligations hereunder in a prompt and timely manner, and any such circumstance described in any of clauses (i), (ii) or (iii) continues for five (5) Business Days after written notice from Buyer to Seller, which written notice shall detail such default, untruth or failure, as applicable, then Buyer shall have the right, to elect, as its sole and exclusive remedy at law or in equity, to (a) terminate this Agreement by written notice to Seller, promptly after which the Deposit shall be returned to Buyer, the Seller shall reimburse Buyer for its Diligence Costs and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive the condition and proceed to close the Transaction, or (c) seek specific performance of this Agreement by Seller. As a condition precedent to Buyer exercising any right it may have to bring an action for specific performance hereunder, Buyer must commence such an action within ninety (90) days after the occurrence of Seller’s default. Buyer agrees that its failure to timely commence such an action for specific performance within such ninety (90) day

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period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property. If the Closing fails to occur for any other reason except as set forth in the first sentence of this Section 11.2, then Buyer shall only have the right to elect, as its sole and exclusive remedy at law or in equity, to (1) terminate this Agreement by written notice to Seller, promptly after which the Deposit shall be returned to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement or (2) waive the condition and proceed to close the Transaction.
ARTICLE 12

CONDEMNATION/CASUALTY
12.1.    Right to Terminate. If, after the Commencement Date, (a) any portion of the Property is taken by condemnation or eminent domain (or is the subject of a pending taking which has not yet been consummated), or (b) any portion of the Property is damaged or destroyed (excluding routine wear and tear), Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof. If the Property is the subject of a Major Casualty/Condemnation that occurs after the Commencement Date, Buyer shall have the right to terminate this Agreement by giving written notice to Seller no later than ten (10) Business Days after the giving of Seller’s notice, and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to so elect in writing to terminate this Agreement within such ten (10) Business Day period shall be deemed an election to terminate this Agreement. If this Agreement is terminated pursuant to this Section 12.1, the Deposit shall be returned to Buyer and, thereafter, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it shall survive the termination of this Agreement.
12.2.    Allocation of Proceeds and Awards. If a condemnation or casualty occurs after the date hereof and this Agreement is not terminated as permitted pursuant to the terms of Section 12.1, then this Agreement shall remain in full force and effect, Buyer shall acquire the Property (or so much thereof as shall not have been actually taken as of the Closing Date) upon the terms and conditions set forth herein and at the Closing:

(a)
if the awards or proceeds, as the case may be, have been paid to Seller prior to Closing, Buyer shall receive a credit at Closing equal to (i) the amount of any such award or proceeds on account of such condemnation or casualty, plus (ii) if a casualty has occurred and such casualty is an insured casualty,

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an amount equal to Seller’s deductible with respect to such casualty, less (iii) an amount equal to the Seller-Allocated Amounts; and

(b)
to the extent that such award or proceeds have not been paid to Seller prior to Closing, (i) if a casualty has occurred and such casualty is an insured casualty, Buyer shall receive a credit at Closing equal to Seller’s deductible with respect to such casualty, less an amount equal to the Seller-Allocated Amounts, and (ii) Seller shall assign to Buyer at the Closing (without recourse to Seller) the rights of Seller to, and Buyer shall be entitled to receive and retain, such awards or proceeds; provided, however, that within ten (10) Business Days after actual receipt of such awards or proceeds, Buyer shall pay to Seller an amount equal to the Seller-Allocated Amounts not previously paid to Seller.

12.3.    Waiver. The provisions of this Article 12 supersede the provisions of any applicable Laws with respect to the subject matter of this Article 12 and shall survive the Closing (and not be merged therein) only with respect to any proceeds that may be due and payable to Buyer pursuant to this Article 12.
ARTICLE 13

ESCROW PROVISIONS
Escrow Agent has received the Deposit. The Deposit and any other sums (including, without limitation, any interest earned thereon) which the parties agree shall be held in escrow (herein collectively called the “Escrow Deposits”), shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

(a)
The Escrow Agent shall invest the Escrow Deposits in interest-bearing money market accounts at JP Morgan Chase, shall not commingle the Escrow Deposits with any funds of the Escrow Agent or others, and shall promptly provide Buyer and Seller with confirmation of the investments made.

(b)	If the Closing occurs, the Escrow Agent shall deliver the Escrow Deposits to, or upon the instructions of, Seller on the Closing Date.

(c)
If the Closing does not occur on account of Buyer’s timely termination of this Agreement during the Due Diligence Period in accordance with Section 5.3, then Escrow Agent shall deliver the Escrow Deposits to Buyer promptly upon Buyer’s unilateral request for the same.

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(d)
If for any other reason the Closing does not occur, the Escrow Agent shall deliver the Escrow Deposits to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this Subsection 13(d). If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) Business Days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.

(e)
The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for fraud and gross negligence only (including reasonable attorneys’ fees, expenses and disbursements). Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith in disregard of this Agreement or involving fraud or gross negligence on the part of the Escrow Agent. Notwithstanding the foregoing, if Escrow Agent incurs any such Liabilities in connection with a dispute between Seller and Buyer, then the non-prevailing party in such dispute shall be responsible for all such Liabilities.

(f)	Buyer shall pay any income taxes on any interest earned on the Escrow Deposits. Buyer represents and warrants to the Escrow Agent that its taxpayer identification number is 45-4071747.

(g)
The Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that the Escrow Agent has received and shall hold the Escrow Deposits in escrow, and shall disburse the Escrow Deposits pursuant to the provisions of this Article 13.

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ARTICLE 14

LEASING MATTERS
14.1.    New Lease; Lease Modifications. After the Commencement Date, except as may be permitted by the terms of this Section 14.1, Seller shall not, without Buyer’s prior written consent, (a) enter into a new lease for the Property; (b) modify, amend or terminate the Lease; or (c) consent to any assignment or sublease in connection with the Lease. Seller shall furnish Buyer with a written notice of the proposed transaction which shall contain information that Seller believes is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed transaction. If Buyer fails to object in writing to any such proposed transaction within five (5) Business Days after receipt of the aforementioned information, Buyer shall be deemed to have disapproved the proposed transaction. Buyer, in its sole and absolute discretion, shall be entitled to grant or withhold its consent with respect to any such transaction that is proposed between the date of this Agreement and the Closing. Notwithstanding the foregoing, if the Lease requires that the landlord’s consent be given under the applicable circumstances (or not be unreasonably withheld, conditioned or delayed), then Buyer agrees to not unreasonably withhold, condition or delay its consent to such transaction. Seller shall use commercially reasonable efforts to provide Buyer with prior written notice (which may be given by e-mail) of any consent given by Seller in accordance with the immediately preceding sentence. Seller shall deliver to Buyer a true and complete copy of each such new lease, renewal or extension agreement, modification, or amendment, as the case may be, promptly after the execution and delivery thereof.
14.2.    Lease Enforcement. Between the Commencement Date and the Closing, Seller shall enforce the rights and remedies of the landlord under the Lease in accordance with the terms and provisions of the Lease, and may apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by the Tenant, provided the same is done in accordance with the terms and provisions of the Lease and provided that Seller obtains Buyer’s prior consent in connection with any such enforcement, which consent shall not be unreasonably withheld, conditioned or delayed prior to the expiration of the Due Diligence Period but which consent may be withheld in Buyer’s sole discretion following expiration of the Due Diligence Period. Between the Commencement Date and the Closing (or any earlier termination of this Agreement), Seller shall enforce its rights and remedies under the Lease in a manner consistent with its past practices. Notwithstanding anything in the foregoing to the contrary, between the Commencement Date and the Closing or the earlier termination of this Agreement, Seller shall not initiate or institute any summary proceedings or other eviction proceedings against Tenant without the prior written consent of Buyer, which consent may be given or withheld in Buyer’s sole discretion.

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ARTICLE 15

MISCELLANEOUS
15.1.    Buyer’s Assignment.

(a)
Buyer shall not assign this Agreement or its rights hereunder to any individual or entity without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion, and any such assignment shall be null and void ab initio.

(b)
Notwithstanding the terms of paragraph (a), Buyer shall have the right to assign this Agreement to a wholly-owned subsidiary or affiliate of Buyer or as provided in Section 15.19 without Seller’s consent so long as Buyer complies with the terms of paragraphs (c) and (d) here-in-below or such Section 15.19, as applicable.

(c)	In the event Buyer intends to assign its rights hereunder:

(i)
Buyer shall send Seller written notice of its request at least two (2) Business Days prior to the Closing Date, which notice shall include the legal name of the proposed assignee and evidence reasonably satisfactory to Seller of the valid legal existence of Buyer’s assignee, its qualification (if necessary) to do business in the jurisdiction in which the Property is located; and

(ii)	Buyer shall provide Seller any other information that Seller may reasonably request with respect to the proposed assignee; and

(iii)	Buyer and the proposed assignee shall execute an assignment and assumption of this Agreement pursuant to which Buyer’s obligations hereunder are expressly assumed by such assignee.

(d)	Notwithstanding any provision in this Agreement to the contrary:

(i)
Any permitted assignment by Buyer shall not relieve Buyer of any of its obligations and liabilities hereunder including obligations and liabilities which survive the Closing or any earlier termination of this Agreement, nor shall any such assignment alter, impair or relieve such assignee from the waivers, acknowledgements and agreements of Buyer set forth herein, including, but not limited to, those set forth

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in Article 5, Article 9 and Article 10 hereof, all of which will be binding upon any assignee of Buyer.

(ii)
No transfer by Buyer of any interest in this Agreement shall be permitted if the same would cause the representations and warranties made in Section 9.1.3 to be untrue, inaccurate or incomplete and Buyer covenants to cooperate with Seller’s requests to provide documentation reasonably necessary or desirable for Seller to verify that such representations and warranties are true, accurate and complete at all times prior to Closing.

15.2.    Designation Agreement. Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Escrow Agent is either (x) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (y) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:

(a)
Escrow Agent is hereby designated as the “Reporting Person” (as defined in the Reporting Requirements) for the Transaction. Escrow Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

(b)
Seller and Buyer shall furnish to Escrow Agent, in a timely manner, any information reasonably requested by Escrow Agent and necessary for Escrow Agent to perform its duties as Reporting Person for the Transaction.

(c)
Escrow Agent hereby requests Seller to furnish to Escrow Agent Seller’s correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Escrow Agent with Seller’s correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by law. Accordingly, Seller hereby certifies to Escrow Agent, under penalties of perjury, that Seller’s correct taxpayer identification number is 20-8136516.

(d)
Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs. The provisions of this Section 15.2 shall survive the Closing (and not be merged therein).

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15.3.    Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing or earlier termination of this Agreement, (a) none of the terms of this Agreement shall survive the Closing or earlier termination of this Agreement, as the case may be, and (b) the delivery of the Purchase Price, the Deed and the other Closing Documents and the acceptance thereof shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder. The provisions of this Section 15.3 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
15.4.    Integration; Waiver. This Agreement, together with the Exhibits hereto embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply. The provisions of this Section 15.4 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
15.5.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the state in which the Property is located. This provision shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
15.6.    Captions Not Binding; Exhibits. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.
15.7.    Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The provisions of this Section 15.7 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
15.8.    Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest

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extent permitted by law. The provisions of this Section 15.8 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
15.9.    Notices. Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when received by facsimile (as evidenced by an electronic confirmation of transmission generated by the sender’s machine) or by e-mail or when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) or three (3) Business Days after being mailed by prepaid registered or certified mail, return receipt requested, to the address for each party set forth below. Attorneys for each party may give any such notices on behalf of the party whom they represent. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below. The provisions of this Section 15.9 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
IF TO BUYER:
Select Income REIT
Two Newton Place
255 Washington Street
Newton, MA 02458-1634
Attention: David M. Blackman
Email: dblackman@reitmr.com
Fax No.: (617) 332-3990

COPY TO:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036
Attention: David C. Djaha
Email: david.djaha@ropesgray.com
Fax No.: (646)-728-2936

IF TO SELLER:

Foundry Park I, LLC
c/o NewMarket Corporation
330 South Fourth Street

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P.O. Box 2189
Richmond, VA 23219
Attn: Bruce Hazelgrove, Vice President
Email: Bruce.Hazelgrove@NewMarket.com
Fax No: (804)788-5519

COPY TO:

Malcolm R. West, Esq.
NewMarket Corporation
330 South Fourth Street
Richmond, VA 23219
Email: Rudy.West@NewMarket.com
Fax No.: (804)788-5519

COPY TO:

roth doner jackson gibbons condlin, plc
4870 Sadler Road, Suite 300
Glen Allen, VA 23060
Attn: Andrew C. Condlin, Esq.
Email: acondlin@rothdonerjackson.com
Fax No.: (804)441-8438

15.10.    Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. This provision shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
15.11.    No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and (a) neither party shall file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and (b) each party shall indemnify the other party against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by the other party by reason of the filing by such party of such notice of pendency or other instrument. Notwithstanding the foregoing, if the same is permitted pursuant to applicable Laws, Buyer shall be entitled to record a notice of lis pendens if Buyer is entitled to seek (and is actually seeking) specific performance of this Agreement by Seller in accordance with the terms of Section 11.2

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hereof. The provisions of this Section 15.11 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
15.12.    Additional Agreements; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party. The provisions of this Section 15.12 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
15.13.    Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement, any amendment or modification hereof or any of the Closing Documents. This provision shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
15.14.    Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or the Closing Documents, the maximum aggregate liability of the Seller Parties, and the maximum aggregate amount which may be awarded to and collected by Buyer, in connection with the Transaction, the Property, under this Agreement and under all Closing Documents (including, without limitation, in connection with the breach of any of Seller’s Warranties for which a claim is timely made by Buyer) shall not exceed $2,500,000.00 exclusive of any attorneys’ fees that Buyer may be entitled to in connection with the enforcement of Buyer’s rights with respect to such breach. The provisions of this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
15.15.    Time of Essence. Time is of the essence with respect to this Agreement.
15.16.    JURISDICTION. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER (“PROCEEDINGS”) EACH PARTY IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF VIRGNIA AND THE UNITED STATES DISTRICT COURT FOR SUCH DISTRICT, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT

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DOES NOT HAVE JURISDICTION OVER SUCH PARTY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.
15.17.    WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THETRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.
15.18.    Signature Transmission. Signatures to this Agreement transmitted by telecopy or e-mail (in .pdf format) shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or e-mailed signature and shall accept the telecopied or e-mailed signature of the other party to this Agreement.
15.19.    1031 Exchange. Seller acknowledges that Buyer may desire to effect a tax-deferred like-kind exchange with respect to its purchase of the Property as a forward or reverse like-kind exchange for the benefit of Buyer in accordance with Section 1031 of the Internal Revenue Code and, in the case of a reverse exchange, Rev. Proc. 2000-37 and any similar provisions of State or local Law (an “Exchange”). Subject to the terms and provisions of this section, Seller shall reasonably cooperate with Buyer in effecting any Exchange, including executing an instrument acknowledging and consenting to any assignment by Buyer of its rights hereunder to a qualified intermediary or an exchange accommodation titleholder; provided, however, in no event shall Seller be required to incur any delays, expenses or risk of ownership, title or conveyance in connection with such cooperation. Any Exchange will be structured by Buyer at its sole cost and expense such that Seller will have no obligation to acquire or enter into the chain of title to any property other than the Property. Seller’s sole obligation in connection with any Exchange shall be to review and execute certain customary documentation reasonably acceptable to Seller necessary to effectuate such Exchange in accordance with the foregoing and the applicable rules governing such exchanges. Seller shall not by this Agreement or acquiescence to any Exchange have its rights under this Agreement modified or diminished in any manner or be responsible for compliance with or be deemed to have warranted to Buyer that any Exchange in fact complies with Section 1031 of the Internal Revenue Code. Seller shall have the right to review and approve any documents to be executed by Seller in connection with any Exchange; provided, however, such approval shall not be unreasonably withheld, conditioned or delayed.

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Seller shall have no obligation to execute any documents or to undertake any action by which Seller would incur any liability or obligation not otherwise provided for in the other provisions of this Agreement. Neither the conveyance of title to the Property to Buyer’s designated intermediary, or qualified exchange accommodation title holder (if applicable), nor the Exchange shall amend or modify the representations, warranties and covenants of Buyer to Seller under this Agreement or the survival thereof pursuant to this Agreement in any respect, nor shall any such conveyance or Exchange result in a release of Buyer with respect to such representations, warranties and/or covenants. At Buyer’s request, the Deed and the other Closing Documents shall be executed by and run in favor of Buyer’s designated intermediary or qualified exchange accommodation title holder; provided, however, that Buyer shall remain obligated to Seller for any obligation to Seller under such Closing Documents. The Closing Date shall not be extended as a result of any Exchange. Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all Liabilities arising from any Exchange (other than what would have been applicable under this Agreement without such Exchange), which indemnification agreement shall expressly survive the Closing and not be merged therein. Buyer further acknowledges that any Exchange is at the request and initiation of Buyer, and Seller in no manner, expressly or implicitly, participated in or offered tax advice or planning to or for the benefit of Buyer. Buyer is relying solely upon the advice and counsel of professionals of the Buyer’s choice in structuring, executing and consummating any Exchange.
15.20.    Attorneys’ Fees. Notwithstanding anything contained herein to the contrary, if any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein. This provision shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
15.21.    Financials. Seller shall provide Buyer with reasonable access to the books and records of Seller related to the operation of the Property with respect to the Property at reasonable times and on reasonable notice for the purpose of preparing audited financial statements for the Property with respect to the past three (3) full calendar years and the stub 2013 period, such financial statements to be prepared at Buyer’s sole cost and expense. Seller’s obligations under this Section 15.21 shall survive the Closing for a period of one (1) year.
15.22.    Allocation of Liability. It is expressly understood and agreed that the Seller shall be liable to third parties for any and all obligations, claims, losses, damages, liabilities, and expenses arising out of events, contractual obligations, acts, or omissions of the Seller that occurred in connection with the ownership or operation of the Property prior to the Closing, and, subject to the terms of this Agreement and the documents delivered at Closing, the Buyer shall

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be liable to third parties for any and all obligations, claims, losses, damages, liabilities and expenses arising out of events, contractual obligations, acts, or omissions of Buyer that occur in connection with the ownership or operation of the Property after the Closing. The provisions of this Section 15.22 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.
15.23.    Trading in Buyer’s Securities. The Seller hereby acknowledges, and the Seller agrees to advise its representatives who are informed of the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received from the issuer of such securities material, nonpublic information concerning the matters that are the subject of this Agreement from purchasing or selling securities of such issuer or from communicating such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information, and the Seller hereby agrees for the benefit of the Buyer and its affiliates to be bound by such prohibitions. Neither party expresses a view as to whether or not any portion or all of the information regarding this Agreement and the transaction contemplated hereby constitutes, or in the future may constitute, material, nonpublic information with respect to the Buyer and its affiliates. The provisions of this Section 15.23 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement
15.24.    STATEMENT CONCERNING LIMITED LIABILITY. THE DECLARATION OF TRUST ESTABLISHING THE BUYER, DATED DECEMBER 19, 2011, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE BUYER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE BUYER. ALL PERSONS DEALING WITH THE BUYER IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF THE BUYER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION. THE PROVISIONS OF THIS SECTION 15.24 SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.
15.25.    Escrow Holdback. In order to secure Seller’s surviving covenants, representations and warranties under this Agreement, Seller shall deposit the Holdback Amount with the Escrow Agent at Closing for the duration of the Survival Period, to be held and administered in accordance with the terms of this Agreement and the terms of the Escrow Holdback Agreement. Buyer and Seller agree that during the Survival Period Seller shall have the right to provide Buyer with (i) a letter of credit in the amount of the Holdback Amount issued by a bank acceptable to Buyer and in form and substance otherwise acceptable to Buyer, or (ii) a guaranty from a creditworthy entity acceptable to Buyer and the form and substance of which

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guaranty shall be acceptable to Buyer, and in the event that Seller provides Buyer with such letter of credit or guaranty, then at such time as such letter of credit or executed guaranty is delivered to Buyer, the Holdback Amount (or applicable portion thereof which has not been previously drawn down and released to Buyer in accordance with the Escrow Holdback Agreement) shall be released to Seller. The provisions of this Section 15.25 shall survive the Closing (and not be merged therein).
[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed to be effective as of the day and year first above written.

BUYER:

SELECT INCOME REIT

By:    /s/ David M. Blackman
Name:    David M. Blackman
Title:    President and Chief Operating Officer

SELLER:

FOUNDRY PARK I, LLC

By:    /s/ Bruce R. Hazelgrove III
Name:    Bruce R. Hazelgrove III
Title:    Manager

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AGREEMENT OF ESCROW AGENT
The undersigned has executed this Agreement solely to confirm its agreement to (a) hold the Escrow Deposits in escrow in accordance with the provisions hereof and (b) comply with the provisions of Article 13 and Section 15.2. In witness whereof, the undersigned has executed this Agreement as of

Date:

COMMONWEALTH LAND TITLE
INSURANCE COMPANY

By: /s/Kathryn Andriko
Name: Kathryn Andriko
Its: VP
Hereunto duly authorized

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Exhibit A

Description of Real Property

ALL that certain piece or parcel of land situated in the City of Richmond, Virginia, containing 3.155 acres and designated as Parcel "A" all as shown on plat of survey prepared by Draper Aden Associates, dated December 15, 2006, entitled, "2 PARCELS OF LAND BETWEEN 5TH AND 7TH STREETS AND FRONTING TREDEGAR STREET ALTA/ACSM LAND TITLE SURVEY, CITY OF RICHMOND, VIRGINIA", said plat being recorded in the Clerk's Office, Circuit Court, City of Richmond, Virginia, in Plat Book 06-99 and 06-100 to which plat reference is hereby made for a more particular description of the property hereby conveyed and being more particularly described as follows:

Beginning at the point of intersection of the western Right-Of-Way line of South 7th Street and the southern Right-Of-Way line of Byrd Street, thence along the western Right-Of-Way line of South 7th Street in a southerly direction 169.63 feet to the point and place of beginning; thence continuing along the western Right-Of-Way line of South 7th Street S36-30-37W for a distance of 157.07 feet; thence S36-56-07W for a distance of 29.93 feet; thence S36-31-34W for a distance of 202.10 feet; thence leaving the western Right-Of-Way line of South 7th Street along a tangent curve to the right on the northern Right-Of-Way line of Tredegar Street for a distance of 19.43 feet, said curve having a radius of 23.26 feet, a chord of 60-27-39W for a length of 18.87 feet; thence continuing along the northern Right-Of-Way line of Tredegar Street 884-23-44W for a distance of 9.34 feet; thence along a curve to the left for a distance of 52.44 feet, said curve having a radius of 70.00 feet and a chord of S62-56-06W for a distance of 51.22 feet; thence along a curve to the right for a distance of 46.36 feet, said curve having a radius of 50.00 feet and a chord of S68-02-18W for a distance of 44.72 feet; thence N85-23-49W for a distance of 206.47 feet; thence along a curve to the left for a distance of 5.73 feet, said curve having a radius of 614.62 feet and a chord of N85-39-51W for a distance of 5.73 feet; thence leaving the northern line of Tredegar Street N37-11-22E for a distance of 251.52 feet; thence N52-48-38W for a distance of 36.89 feet; thence N37-11-22E for a distance of 355.64 feet; thence S53-44-53E for a distance of 270.87 feet to the point and place of beginning and containing 3.155 Acres.

THE ABOVE BEING OR PORTION OF THE SAME REAL PROPERTY CONVEYED TO
THE ETHYL CORPORATION, A VIRGINIA CORPORATION BY THE FOLLOWING DEEDS:

By Ordinance No. 69-112-180, adopted by the City of Richmond, Virginia as evidenced by Deed of Easement, dated November 1, 1969, recorded in the City of Richmond, Virginia in Deed Book 662A, page 627, Sixth Street South of Bragg Street was closed to the public.

Deed from Albemarle Paper Company, a Virginia corporation, to James River Paper Company, a Virginia corporation, dated October 31, 1968, recorded in Clerk’s Office, Circuit Court, City

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of Richmond, Virginia in Deed Book 655B, page 518. As evidence by Certificate of Merger, dated January 7, 1072, recorded in February 22, 1972, in Deed Book 674-D, page 788, Ethyl-Richmond, Inc., (formerly James River Paper Company) merged into Ethyl Corporation.

Deed from Westinghouse Electric Corporation, a Pennsylvania corporation, to Ethyl Corporation, a Virginia Corporation, dated July 28, 1976, recorded in the Clerk’s Office, Circuit Court, City of Richmond, Virginia in Deed Book 710, page 314.

Deed from General Scientific Corporation, a Virginia corporation (formerly Phipps & Bird, Incorporated) to Ethyl Corporation, a Virginia corporation, dated September 7, 1976, recorded in City of Richmond, Virginia in Deed Book 712, page 223.

Deed from The Chesapeake and Ohio Railway Company, a Virginia Corporation, to Ethyl Corporation, a Virginia Corporation, dated December 4, 1980, recorded in the Clerk’s Office, Circuit Court, City of Richmond, Virginia in Deed Book 776, page 631.

Deed from Emil J. Lenzi, Jr., widower and unmarried, John Thomas Lenzi and Joan Marie P. Lenzi, husband and wife, to Ethyl Corporation, a Virginia Corporation, dated February 26, 1981, recorded in the Clerk’s Office, Circuit Court, City of Richmond, Virginia in Deed Book 778, page 1685.

Deed from Block Importing Company, Inc., a Virginia corporation, to Ethyl Corporation, a Virginia Corporation, dated December 6, 1984, recorded in the Clerk’s Office, Circuit Court, City of Richmond, Virginia in Deed Book 25, page 974.

Deed from CSX Realty, Inc., a Virginia corporation, to Ethyl Corporation, a Virginia Corporation, dated December 28, 1989, recorded in the Clerk’s Office, Circuit Court, City of Richmond, Virginia in Deed Book 223, page 1013. Corrective Deed from CSX Realty, Inc., a Virginia corporation, dated January 24, 1990, recorded in the Clerk’s Office, Circuit Court, City of Richmond, Virginia in Deed Book 227, page 1352.

Quitclaim Deed pursuant to Ordinance No. 98-127-127, from the City of Richmond, a municipal corporation of the Commonwealth of Virginia to Ethyl Corporation, a Virginia corporation, dated May 25, 1999, recorded in the Clerk’s Office, Circuit Court, City of Richmond, Virginia as Instrument No. 99-14945.

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Exhibit B

List of Contracts

1.	Elevator Contract by and between Seller and Otis Elevator Company, dated February 1, 2008, as amended by that certain Addendum by and between Seller and Otis Elevator Company dated October 23, 2010.

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Exhibit C

Tenant Estoppel Form

TENANT ESTOPPEL CERTIFICATE
THIS TENANT ESTOPPEL CERTIFICATE (this “Certificate”) is made and given as of June ___, 2013 by MeadWestvaco Corporation, a Delaware corporation (“Tenant”), to and for the benefit of Foundry Park I, LLC, a Virginia limited liability company (“Landlord”), and Select Income REIT, a Maryland real estate investment trust (“Purchaser”), and each of their respective successors and assigns.
W I T N E S S E T H:
WHEREAS, Tenant is the tenant under that certain Deed of Lease Agreement, dated as of January 11, 2007, as amended, modified and supplemented by (i) First Amendment to Deed of Lease Agreement dated as of August 6, 2007, (ii) Second Amendment to Deed of Lease Agreement dated as of December 18, 2009, (iii) Third Amendment to Deed of Lease Agreement dated as of June __, 2013, (iv) Supplemental Agreement dated as of December 15, 2009, (v) Letter Agreement dated March 8, 2010 and (vi) the Consent to Tenant Alterations dated October 29, 2010 (as so amended, modified and supplemented, the “Lease”), covering certain premises containing approximately 310,950 rentable square feet (the “Premises”) of the entire building having an address at 501 South 5th Street, Richmond, Virginia 23219-0501 (the “Property”), all as more particularly described in the Lease;
WHEREAS, Purchaser intends to purchase the Property from Landlord, and Landlord and Purchaser have requested that Tenant provide certain certifications with respect to the Lease which they will rely upon in connection with the purchase and sale of the Property; and
WHEREAS, capitalized terms used but which are not otherwise defined herein shall have the meaning given such terms in the Lease.
NOW, THEREFORE, Tenant hereby certifies to Landlord and Purchaser as follows:
(a)    Tenant is the tenant under the Lease.
(b)    The Lease has not been modified, changed, altered, or amended in any respect except as expressly set forth above, constitutes the entire understanding between Tenant and Landlord with respect to the Premises and the Property, and has been duly executed and delivered on behalf of Tenant pursuant to proper authority therefore.

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(c)    The Lease constitutes a legally valid instrument binding and enforceable upon Tenant in accordance with its terms, subject to equitable principles of general application (whether in a proceeding at law or in equity) and applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally, and the exercise of judicial discretion.
(d)    Any work and all other improvements to the Premises and the Property required to be constructed or otherwise furnished by Landlord pursuant to the terms of the Lease have been completed to Tenant’s satisfaction and that any design allowances, construction allowances or other allowances to which Tenant may now or hereafter be entitled under the Lease have been paid in full, except as follows: The Refurbishment Allowance equal to $5.00 per Net Rentable Area of the Premises available to Tenant at the end of calendar year 2016.
(e)    Landlord has delivered, and Tenant has accepted, the Premises; the term of the Lease commenced on January 1, 2010 and is scheduled to expire on June 30, 2023, subject to Tenant’s right to exercise two (2) options to renew the term of the Lease for five (5) years each. The Lease does not contain any option which would permit Tenant to terminate the term of the Lease prior to the scheduled expiration date thereof, except in the context of a casualty or a condemnation, and Tenant’s on-going right to terminate the Lease commencing on January 1, 2020 as provided in Article 4.2 of the Lease.
(f)    The amount of fixed or minimum rent currently payable by Tenant under the Lease is $890,386.13 per month, and the amount of estimated additional rent currently payable by Tenant to Landlord in connection with operating expenses and/or taxes under the Lease is $0.00 per month. Tenant is currently self-managing the Project and as such there is currently no Tenant’s Additional Rental due or being paid to Landlord under the Lease. Tenant is currently paying all real estate taxes directly to the appropriate taxing authority.
(g)    The rent for the Premises and all other amounts payable under the Lease have been paid to and including [●], and there is no “free rent”, tenant inducements or other rent concession under the remaining term of the Lease.
(h)    Tenant has not paid Landlord any security deposit, and Tenant has not paid any rent or other amounts prior to the date the same is/are payable under the Lease.
(i)    Tenant has no options to purchase the Premises or the Property, no rights to lease additional space within the Premises or Property and no rights of first offer or rights of first refusal with respect thereto, except as follows: (1) Tenant has the on-going right of first offer to purchase the Property or the Building anytime Landlord intends to sell either or both during the term of the Lease as provided in Article 47.1 of the Lease; (2) Tenant has the on-going right of first offer anytime a lease for any portion of the Building expires and Landlord intends to market

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such space to third parties as provided in Article 47.1 of the Lease, and (3) Tenant has an on-going right of first refusal anytime a lease for any portion of the Building expires and Landlord intends to enter into a new lease or renew the expiring lease for such space with any party, upon all of the terms and conditions that Landlord proposes to lease such space to another party, all as provided in Article 49 of the Lease.
(j)    Any rights of first offer or rights of first refusal applicable to the sale of the Property to Purchaser and any prohibition on Landlord’s right to transfer the Property have been waived by Tenant in accordance with the Lease.
(k)    Tenant currently self-manages the Project and for so long as Tenant is self-managing the Project Tenant shall (and Landlord shall have no obligation to): (1) provide all of the Building Standard Services that Landlord is required to provide under the terms of the Lease and (2) be responsible for undertaking all of Landlord’s obligations under the Lease with respect to the maintenance and repair of the Project. All Building utilities are in Tenant’s name and are paid by Tenant directly to the applicable utility company.
(l)    Tenant has not requested a reduction in the number of parking spaces in the Building Parking Facilities and the Tenant is currently leasing 1,050 parking spaces in the Building Parking Facilities.
(m)    Tenant has not designated any “Special Secured Areas” within the Premises.
(n)    The Lease is in full force and effect, and, as of the date hereof, Tenant is obligated to pay rent thereunder without credit, offset or deduction, and that there exists no default nor state of facts which with the giving of notice and/or the passage of time would constitute a default thereunder on the part of Tenant or, to the best of Tenant’s knowledge, on the part of the Landlord thereunder.
(o)    Tenant’s current address for all notices to be given to it under the Lease is as follows:
MeadWestvaco Corporation
501 South 5th Street
Richmond, VA 23219-0501
Attention: Corporate Secretary
(p)    There are no actions, whether voluntary or otherwise, contemplated by, pending or, to the knowledge of Tenant, threatened against Tenant under the bankruptcy laws of the United States or any state thereof. Tenant has not requested any accommodations from any of its creditors. There has been no material adverse change in the financial condition of Tenant since the date on which the Lease was first executed.

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(q)    Landlord, Purchaser and Lender and their respective successors and assigns may rely on this Certificate in connection with the purchase and sale of the Property.

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IN WITNESS WHEREOF, Tenant has executed this Certificate under seal as of the date above first written.

MeadWestvaco Corporation

By:
Name:
Its:
Hereunto duly authorized

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Exhibit D

Deed

This Deed was prepared by:

Andrew M. Condlin, Esquire
roth doner jackson gibbons condlin, plc
4870 Sadler Road, Suite 300
Glen Allen, Virginia 23060

Tax Identification Number: __________
Consideration: ____________

DEED

THIS DEED, dated as of the ____ day of _____________, 2013, between FOUNDRY PARK I, LLC, a Virginia limited liability company (the "Grantor") and ______________, a _________(the "Grantee"), recites and provides:
THAT for and in consideration of the conveyance made hereby, the consideration received therefor by the Grantor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby grants and conveys to the Grantee, with GENERAL WARRANTY and ENGLISH COVENANTS OF TITLE, that certain parcel of real estate located in the City of Richmond, Virginia, and more particularly described on Exhibit A attached hereto (the "Property").
IN WITNESS WHEREOF, the Grantor has caused this Deed to be executed on its behalf by its duly authorized representative as of the date set forth above.

[SIGNATURE PAGE FOLLOWS]

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GRANTOR:

FOUNDRY PARK I, LLC, a Virginia limited liability company

By:

Title:

COMMONWEALTH OF VIRGINIA,

CITY/COUNTY OF _____________________________, to-wit:

The foregoing instrument was acknowledged before me this ____ day of ________________________, 2013, by __________________ _________________________ as ____________________________ of Foundry Park I, LLC, a Virginia limited liability company, on behalf of the company.
My commission expires:___________________________

Notary
Public
Notary Registration No.:

The address of the Grantee is:

______________________________
______________________________
______________________________

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EXHIBIT A

Description of the Property

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Exhibit E

Bill of Sale

BILL OF SALE
THIS BILL OF SALE (this “Bill of Sale”) is made and given as of [●], 20[●] by [●], a [●] (the “Seller”), to and for the benefit of [●], a [●] (the “Purchaser”).
WITNESSETH:
WHEREAS, the Seller and the Purchaser are parties to that certain Purchase and Sale Agreement, dated as of [●], 20[●], as amended from time to time (as so amended, the “Purchase Agreement”), pursuant to which the Seller agreed to sell, and the Purchaser agreed to purchase, certain real property interests and other property, including, without limitation, that certain commercial office building having an address at [●];
WHEREAS, the Seller is entering into this Bill of Sale in connection with the closing of the transactions contemplated by the Purchase Agreement;
NOW, THEREFORE, in accordance with the terms and provisions of the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Seller hereby agrees as follows:
1.Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.
2.Sale of Personal Property. The Seller hereby sells, bargains, conveys assigns, delivers, grants and transfers unto the Purchaser all of the Seller’s right, title and interest in and to the Personal Property, to have and to hold the Personal Property forever.
3.WARRANTY OF TITLE. THE SELLER HEREBY WARRANTS TO THE PURCHASER THAT THE SELLER IS THE LAWFUL OWNER OF THE PERSONAL PROPERTY AND THE PERSONAL PROPERTY IS FREE FROM THE RIGHTS AND CLAIMS OF OTHERS, BUT THE SELLER MAKES NO OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERSONAL PROPERTY, EXCEPT TO THE EXTENT SET FORTH IN THE PURCHASE AGREEMENT. WITHOUT LIMITING THE FOREGOING, THE SELLER MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE WITH RESPECT TO THE PERSONAL PROPERTY, AND THE SAME IS SOLD IN AN “AS IS, WHERE IS” CONDITION, WITH ALL FAULTS AND

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THAT THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, EXCEPT TO THE EXTENT SET FORTH IN THIS AGREEMENT OR IN THE PURCHASE AGREEMENT.
4.Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors in interest and assigns.
5.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

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IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as a sealed instrument as of the day and year first hereinabove written.
SELLER:
[●],
a [●]
By:
Name:
Its:

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Exhibit F

Assignment of Lease and Intangible Property

ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made and entered into as of [●], 20[●] by and between [●], a [●] (the “Assignor”), and [●], a [●] (the “Assignee”).
WITNESSETH:
WHEREAS, the Assignor and the Assignee are parties to that certain Purchase and Sale Agreement, dated as of [●], 20[●], as amended from time to time (as so amended, the “Purchase Agreement”), pursuant to which the Assignor agreed to sell, and the Assignee agreed to purchase, certain real property interests and other property, including, without limitation, that certain commercial building having an address at [●]; and
WHEREAS, the Assignor and the Assignee are entering into this Assignment in connection with the closing of the transactions contemplated by the Purchase Agreement;
NOW, THEREFORE, in accordance with the terms and provisions of the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Assignor and the Assignee hereby agree as follows:
1.Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.
2.Assignment and Assumption of Lease, Service Contracts and Intangible Property. The Assignor hereby assigns to the Assignee all of the Assignor’s right, title and interest in and to the Lease described on Exhibit A attached hereto, the Service Contracts described on Exhibit B attached hereto and the Intangible Property. The Assignee hereby assumes all of the Assignor’s obligations under such Lease, Service Contracts and Intangible Property to the extent arising from and after the date hereof. The Assignee hereby agrees to perform all of the Assignor’s obligations arising under such Leases, Service Contracts and Intangible Property to the extent arising from and after the date hereof.
3.Indemnifications.

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(a)    The Assignor shall indemnify, defend and hold harmless the Assignee from and against any and all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising under the Lease, Service Contracts and Intangible Property to the extent related to periods prior to the date hereof.

(b)    The Assignee shall indemnify, defend and hold harmless the Assignor from and against any and all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising under the Lease, Service Contracts and Intangible Property to the extent related to periods from and after the date hereof.

4.Successors and Assigns. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors in interest and assigns.
5.Counterparts. This Assignment may be executed in two or more counterparts, all of which shall be construed together as a single instrument.
6.Governing Law. This Assignment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

[Signature page follows.]

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IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Assignment as a sealed instrument as of the day and year first hereinabove written.
ASSIGNOR:
[●],
a [●]
By:
Name:
Its:
ASSIGNEE:
[●],
a [●]
By:
Name:
Title:

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Exhibit G

Reserved

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Exhibit H

Notice to Tenant

NOTICE TO TENANT
[●], 2013
[Tenant Name]
[Tenant Address]

RE:
Sale by Foundry Park I, LLC, a Delaware limited liability company (“Original Landlord”) to SIR Properties Trust, a Maryland real estate investment trust (“New Landlord”), of the land and building (the “Property”), located at [●]

Dear Tenant:
You are hereby notified that the premises of which you are a tenant at the above-captioned Property, and the interest of Original Landlord in the Property and your lease, were acquired as of the date set forth above by New Landlord. Accordingly, all of your obligations under the lease from and after the date hereof, including your obligation to pay rent, shall be performable to and for the benefit of New Landlord, its successors and assigns.
Original Landlord and New Landlord hereby instruct and authorize you to disregard any and all previous notices sent to you in connection with rent and hereafter to deliver all rent to the following:

If payment is to be made by check, the check should be payable to “SIR Properties Trust” and such payment should be sent to:

Lockbox Address:
SIR Properties Trust
c/o Reit Management & Research LLC
P.O. Box 84-5774
Boston, MA 02284-5774

Overnight Address:
SIR Properties Trust
Citizens Bank
Lockbox Dept MMF250
20 Cabot Rd.
Medford, MA 02155

If such payment is to be made by wire or ACH transfer, such wire or ACH transfer should be sent in accordance with the following bank instructions:
Wire Transfers:

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Bank
Account # XXXXXXXXX
ABA # XXX-XXX-XXX

ACH Transfers:
Bank
Account # XXXXXXXX
ABA # XXX-XXX-XXX

The address for the purpose of giving any notice provided for in your lease is:

SIR Properties Trust
c/o Reit Management & Research LLC
Two Newton Place
255 Washington Street
Newton, MA 02458
Attn: David M. Lepore
Please direct miscellaneous requests, including but not limited to work orders, overtime air, access cards, construction, etc. as follows:

Purchaser: SIR Properties Trust
Attention: Daniel P. Melia
SIR Properties Trust
1250 H Street, Suite 800
Washington, DC 20005
Phone: (202) 296-5100
Email: dmelia@reitmr.com
Thank you for your assistance and cooperation during this transition.

[signature page follows]

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Very Truly Yours,

ORIGINAL LANDLORD:	[●] a [●] By: Name: Title:
NEW LANDLORD:	SIR Properties Trust, a Maryland real estate investment trust By: Name: David M. Blackman Title: President and Chief Operating Officer

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Exhibit I

Title Commitment

(See Attached.)

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COMMITMENT FOR TITLE INSURANCE

Issued by Commonwealth Land Title Insurance Company
File No. 931300004

Commonwealth Land Title Insurance Company, a Nebraska corporation (“Company”), for a valuable consideration, commits to issue its policy or policies of title insurance, as identified in Schedule A, in favor of the Proposed Insured named in Schedule A, as owner or mortgagee of the estate or interest in the land described or referred to in Schedule A, upon payment of the premiums and charges and compliance with the Requirements; all subject to the provisions of Schedules A and B and to the Conditions of this Commitment.

This Commitment shall be effective only when the identity of the Proposed Insured and the amount of the policy or policies committed for have been inserted in Schedule A by the Company.

All liability and obligation under this Commitment shall cease and terminate Six (6) months after the Effective Date or when the policy or policies committed for shall issue, whichever first occurs, provided that the failure to issue the policy or policies is not the fault of the Company.

The Company will provide a sample of the policy form upon request.

IN WITNESS WHEREOF, the Company has caused its corporate name and seal to be affixed by its duly authorized officers on the date shown in Schedule A.
Commonwealth Land Title Insurance Company

Countersigned:		By:	/s/ Raymond R. Quirk
Raymond R. Quirk
By:	/s/ Deborah T. Robinson		President
Authorized Officer or Agent
		By:	/s/ Michael L. Gravelle
Michael L. Gravelle
Secretary

CONDITIONS
1. The term mortgage, when used herein, shall include deed of trust, trust deed, or other security instrument.

2. If the proposed Insured has or acquired actual knowledge of any defect, lien, encumbrance, adverse claim or other matter affecting the estate or interest or mortgage thereon covered by this Commitment other than those shown in Schedule B hereof, and shall fail to disclose such knowledge to the Company in writing, the Company shall be relieved from liability for any loss or damage resulting from any act of reliance hereon to the extent the Company is prejudiced by failure to so disclose such knowledge. If the proposed Insured shall disclose such knowledge to the Company, or if the Company otherwise acquires actual knowledge of any such defect, lien, encumbrance, adverse claim or other matter, the Company at its option may amend Schedule B of this Commitment accordingly, but such amendment shall not relieve the Company from liability previously incurred pursuant to paragraph 3 of these Conditions and Stipulations.

3. Liability of the Company under this Commitment shall be only to the named proposed Insured and such parties included under the definition of Insured in the form of policy or policies committed for and only for actual loss incurred in reliance hereon in undertaking in good faith (a) to comply with the requirements hereof, or (b) to eliminate exceptions shown in Schedule B, or (c) to acquire or create the estate or interest or mortgage thereon covered by this Commitment. In no event shall such liability exceed the amount stated in Schedule A for the policy or policies committed for and such liability is subject to the insuring provisions and Conditions and Stipulations and the Exclusions from Coverage of the form of policy or policies committed for in favor of the proposed Insured which are hereby incorporated by reference and are made a part of this Commitment except as expressly modified herein.

4. This Commitment is a contract to issue one or more title insurance policies and is not an abstract of title or a report of the condition of title. Any action or actions or rights of action that the proposed Insured may have or may bring against the Company arising out of the status of the title to the estate or interest or the status of the mortgage thereon covered by this Commitment must be based on and are subject to the provisions of this Commitment.

Alta Commitment – 2006

Copyright American Land Title Association. All rights reserved. The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association

Alta Commitment – 2006

Copyright American Land Title Association. All rights reserved. The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association

COMMITMENT FOR TITLE INSURANCE

SCHEDULE A

Commitment No.:931300004
Customer Reference: NYN13-000838	Prepared for: Kathryn Andriko Commonwealth Land Title Insurance Co. 140 East 45th Street, 22nd Floor New York, NY 10017

1.    Effective Date: May 24, 2013, at 8:00 am

2.    Policy or Policies to be issued:

ALTA OWNERS POLICY (6/17/06)	Amount:	$143,600,000.00

Proposed Insured:	To Be Determined

3.	The estate or interest in the land described or referred to in this Commitment is Fee Simple

4.	Title to said estate or interest in said land is at the Effective Date vested in:

Foundry Park I, LLC, a Virginia limited liability company THIS COMMITMENT IS PRELIMINARY AND SUBJECT TO FINAL CORPORATE APPROVAL. SUCH APPROVAL MUST BE RECEIVED PRIOR TO CLOSING.

5.	The land referred to in this Commitment is described as follows:

See Exhibit "A" Attached

Inquiries Should Be Directed To:
Countersigned:
Commonwealth Land Title Insurance Company
5516 Falmouth Street, Suite 200
By: /s/ Deborah T. Robinson	Richmond, VA 23230
Deborah T. Robinson	Phone: 804-643-5404
Fax: 804-521-5756
Email: Debbie.Robinson@ctt.com

ALTA Commitment - Schedule A-06

Copyright American Land Title Association. All rights reserved. The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association

Print date: May 30, 2013 12:46:01 PM

EXHIBIT "A"
Legal Description

Commitment No: 931300004

ALL that certain piece or parcel of land situated in the City of Richmond, Virginia, containing 3.155 acres and designated as Parcel "A" all as shown on plat of survey prepared by Draper Aden Associates, dated December 15, 2006, entitled, "2 PARCELS OF LAND BETWEEN 5TH AND 7TH STREET AND FRONTING TREDEGAR STREET ALTA/ACSM LAND TITLE SURVEY, CITY OF RICHMOND, VIRGINIA", said plat being recorded in the Clerk's Office, Circuit Court, City of Richmond, Virginia, in Plat Book 06-99 and 06-100, to which plat reference is hereby made for a more particular description of the property hereby conveyed and being more particularly described as follows:

Beginning at the point of intersection of the western Right-Of-Way line of South 7th Street and the southern Right-Of-Way line of Byrd Street, said point being the remote point of beginning; thence along the western Right-Of-Way line of South 7th Street in a southerly direction 169.63 feet to an iron rod, said iron rod being the true point and place of beginning; thence continuing along the western Right-Of-Way line of South 7th Street, S36-30-37W for a distance of 157.07 feet to a lead hub; thence S36-56-07W for a distance of 29.93 feet to a punch hole in concrete; thence S36-31-34W for a distance of 202.10 feet to a lead hub; thence leaving the western Right-Of-Way line of South 7th Street along a tangent curve to the right on the northern Right-Of-Way line of Tredegar Street for a distance of 19.43 feet to a lead hub, said curve having a radius of 23.26 feet, a chord of 18.87 feet at S60-27-39W; thence continuing along the northern Right-Of-Way line of Tredegar Street, S84-23-44W for a distance of 9.34 feet to a lead hub; thence along a curve to the left for a distance of 52.44 feet to a lead hub, said curve having a radius of 70.00 feet and a chord of 51.22 feet at S62-56-06W; thence along a curve to the right for a distance of 46.36 feet to a lead hub, said curve having a radius of 50.00 feet and a chord of 44.72 feet at S68-02-18W; thence N85-23-49W for a distance of 206.47 feet to an iron rod; thence along a curve to the left for a distance of 5.73 feet to an iron rod, said curve having a radius of 614.62 feet and a chord of 5.73 feet at N85-39-51W; thence leaving the northern line of Tredegar Street, N37-11-22E for a distance of 251.52 feet to an iron rod; thence N52-48-38W for a distance of 36.89 feet to a PK nail; thence N37-11-22E for a distance of 355.64 feet to a punch hole in concrete; thence S53-44-53E for a distance of 270.87 feet to an iron rod, said iron rod being the point and place of beginning and containing 3.155 Acres.

TOGETHER WITH those non-exclusive easements as contained in Agreement of Easements, Covenants and Restrictions, dated August 12, 2005, recorded December 22, 2005, in the Clerk's Office, Circuit Court, City of Richmond, Virginia as Instrument No. 05-44873 and as further Amended at Instrument No. 06-29024.

TOGETHER WITH those certain non-exclusive reciprocal easements over, through and across the Project Common Areas as contained in Declaration of Restrictions dated August 6, 2007, recorded August 7, 2007, in the aforesaid Clerk's Office, as Instrument No. 07-26995.

TOGETHER WITH that certain easement for lateral and subjacent support of an encroachment and maintenance of the encroachment as contained in Encroachment and Easement Agreement dated October 22, 2009, recorded October 30, 2009, as Instrument No. 09-24255.

BEING the same real estate conveyed to Foundry Park I, LLC, a Virginia limited liability company, by deed from the Ethyl Corporation, a Virginia corporation, dated December 14, 2006, recorded December 20, 2006, in the Clerk's Office, Circuit Court, City of Richmond, Virginia as Instrument No. 06-43681.

COMMONWEALTH LAND TITLE INSURANCE COMPANY	COMMITMENT FOR TITLE INSURANCE

SCHEDULE B - SECTION I
Commitment No. 931300004

The following are the requirements to be complied with:

1.	Instruments creating the estate or interest to be insured must be approved, executed and filed for record to wit:

a.	Deed from Foundry Park I, LLC vesting fee simple title in Purchaser To Be Determined.

2.	Pay the full consideration to, or for the account of, the grantors and/or mortgagors.

3.	Pay all taxes, charges, assessments, levied and assessed against subject premises, which are due and payable.

4.	Pay us the premium(s), fees and charges for the policy(ies).

5.	Pay and release of record the following item(s):

Deed of Trust from Foundry Park I, LLC to John A. Moffet, Jr., Trustee(s), dated January 28, 2010, recorded January 29, 2010, as Instrument No. 10-1851, securing PB Capital Corporation, an indebtedness in the original principal sum of $68,400,000.00.
NOTE: Assignment of Leases and Rents dated January 28, 2010, recorded January 29, 2010, as Instrument No. 10-1852.

Note: Certificate of Satisfaction recorded in Deed Book 12-9114, apparently releasing the aforesaid Deed of Trust. Due to current underwriting guidelines for releases of deeds of trust not in conjuction with a sale/refi transaction, the Company will need additional information regarding the release of the above deed of trust. Provide the Company with a copy of the payoff letter and note marked "Paid", and the reason for the lien of the deed of trust being paid off prior to its due date.

6.
The Company must be provided satisfactory evidence that Meadwestvaco Corporation has released the right of first refusal, which was granted by Deed of Lease Agreement as evidenced by Memorandum of Lease recorded as Instrument No. 07-26994, as to the sale to Purchaser to be insured hereunder.

7.	Provide a copy of Encroachment Application dated August 3, 2007, Application No. 929, whereby the City of Richmond, purportedly allows for encroachment over public street.

8.
Should the Company be requested to issue any of the ALTA 9 endorsements, any Comprehensive Endorsement or any other survey related endorsement, the Company must be furnished a current survey prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys and satisfactory evidence of compliance with all terms and provisions including the payment of any assessments required under instruments set forth under Schedule B, Section II.

9.	Provide Company with evidence, satisfactory to it, that the purchasing entity has been validly

ALTA Commitment - Schedule BI-06

Copyright American Land Title Association. All rights reserved. The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association

Print date: May 30, 2013 12:46:02 PM

COMMONWEALTH LAND TITLE INSURANCE COMPANY	COMMITMENT FOR TITLE INSURANCE

SCHEDULE B - SECTION I
(CONTINUED)

Commitment No. 931300004

created in its state of formation and authorized to conduct business in the Commonwealth of Virginia.

Note: This requirement will be amended upon receipt of the purchaser's name and type of entity.

10.
Should the Company be requested to delete or modify General Exceptions 1, 4 and 5 of Schedule B, Section 2, the attached "Owner's Affidavit and Indemnity" must be completed, executed and returned to the Company.

11.
Should the Company be requested to delete or modify General Exceptions 2 and 3 of Schedule B, Section 2, the Company must be furnished a current survey prepared in accordance with the current Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys.

12.	The Company must be furnished with the following in regard to issuance of the Zoning 3.1 endorsement:

a)
Letter from the Zoning Administrator of the City of Richmond, Virginia, in form and content satisfactory to the Company, setting forth the zoning classification of the property, the allowed uses under such zoning classification (including a copy of the relevant zoning ordinances), and a statement that the property and improvements do not violate any applicable zoning ordinances or regulations; and

b)
Current certification to the Company from a licensed surveyor or engineer (which certification may be set forth on the survey plat) in form and content satisfactory to the Company, setting forth the zoning classification of the property, and stating that the property and improvements comply with the applicable zoning ordinances and amendments thereto, including site plans, etc., with respect to (i) area, width or depth of the land as a building site for the structure, (ii) floor space area of the structure, (iii) setback of the structure from the property lines of the land, and (iv) height of the structure.

13.
The exact nature and structure of the transaction to be insured must be disclosed to the Company. This Commitment is subject to such further exceptions and/or requirements the Company deems necessary following such disclosure.

14.
Provide copies of all instruments to this transaction for review by the Company prior to closing. This Commitment is subject to such additional requirements and/or exceptions as may be deemed necessary by the Company upon review of said documents and upon full disclosure of the structure and all facts of this transaction.

ALTA Commitment - Schedule BI (Continued)

Copyright American Land Title Association. All rights reserved. The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association

Print date: May 30, 2013 12:46:01 PM

COMMONWEALTH LAND TITLE INSURANCE COMPANY	COMMITMENT FOR TITLE INSURANCE

SCHEDULE B - SECTION I
(CONTINUED)

Commitment No. 931300004

15.
Note for Informational Purposes: This Commitment for Title Insurance does NOT constitute a report of title and is not to be relied upon by the proposed insured(s) or any other party as a title report or representation of the status of title. Any title search and examination conducted by or for the Company in connection with the issuance of this Commitment for Title Insurance, if any, is soley for the benefit of the Company. The sole liability of the Company and/or its issuing agent hereunder shall be as set forth in the Conditions and Stipulations, or the Conditions, as appropriate, of this Commitment for Title Insurance. Neither the Company nor its issuing agent shall be liable to the proposed insured(s) or any other party for any claim of alleged negligence, negligent mis-representation, or any other cause of action in tort in connection with this Commitment for Title Insurance.

(END OF SCHEDULE B - SECTION I)

ALTA Commitment - Schedule BI (Continued)

Copyright American Land Title Association. All rights reserved. The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association

Print date: May 30, 2013 12:46:01 PM

COMMONWEALTH LAND TITLE INSURANCE COMPANY	COMMITMENT FOR TITLE INSURANCE

SCHEDULE B - SECTION II

Commitment No. 931300004

Schedule B of the policy or policies to be issued will contain exceptions to the following matters unless the same are disposed of to the satisfaction of the Company:

DEFECTS, LIENS, ENCUMBRANCES, ADVERSE CLAIMS OR OTHER MATTERS, IF ANY, CREATED, FIRST APPEARING IN THE PUBLIC RECORDS OR ATTACHING SUBSEQUENT TO THE EFFECTIVE DATE BUT PRIOR TO THE DATE THE PROPOSED INSURED ACQUIRES FOR VALUE OF RECORD THE ESTATE OR INTEREST OR MORTGAGE THEREON COVERED BY THIS COMMITMENT.

General Exceptions:

1.	Rights or claims of parties in possession not shown by the Public Records.

2.	Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land.

3.	Easements or claims of easements not shown by the Public Records.

4.	Any lien, or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law, and not shown by the Public Records.

5.	Tax or special assessments which are not shown as existing liens by the Public Records.

Special Exceptions:

1.	Taxes for the second half of the year 2013 and subsequent years.

2.	Storm water assessment for the year 2013, not yet due and payable, and all assessments for subsequent fiscal years.

3.	The exact acreage or square footage of the Land described in Schedule A hereof is not insured.

4.	Easement granted to Virginia Electric and Power Company, dated July 23, 1968, recorded October 10, 1968, in Deed Book 654-D, page 679.

5.	Waiver of Claims appearing of record contained in Corrected Deed by and between CSX Realty, Inc. (grantor) and Ethyl Corporation (grantee), recorded February 15, 1990, in Deed Book 227, page 1352.

6.
Terms, duties, conditions, agreements, obligations, etc., as set forth in Richmond Riverfront Development Agreement as evidenced by Short Form Richmond Riverfront Development Agreement, dated July 16, 1994, recorded November 7, 1994, in Deed Book 419, page 1016.

7.	Restrictions, conditions, covenants and easements under Declaration of Restrictive Covenants for Ethyl Corporation, dated September 14, 1994, recorded November 7, 1994, in Deed Book 419, page 1147.

ALTA Commitment - Schedule BI-06

Copyright American Land Title Association. All rights reserved. The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association

Print date: May 30, 2013 12:46:02 PM

COMMONWEALTH LAND TITLE INSURANCE COMPANY	COMMITMENT FOR TITLE INSURANCE

SCHEDULE B - SECTION II
(CONTINUED)

Commitment No. 931300004

.

8.
Agreement of Easements, Covenants and Restrictions, dated August 12, 2005, recorded December 22, 2005, as Instrument No. 05-44873, as amended by First Amendment to the Agreement of Easements, Covenants and Restrictions, dated August 21, 2006, recorded August 22, 2006, as Instrument No. 06-29024.

9.
Terms, provisions, right of first refusal, etc. under Deed of Lease Agreement dated January 11, 2007 as evidenced by Memorandum of Lease between Foundry Park I, LLC, a Virginia limited liability company (Landlord) and Meadwestvaco Corporation, a Virginia corporation (Tenant) and Foundry Park II, LLC, a Virginia limited liability company, dated August 6, 2007, recorded August 7, 2007 as Clerk's Instrument No. 07-26994.

10.	Declaration of Restrictions between Foundry Park I, LLC and Foundry Park II, LLC, dated August 6, 2007, recorded August 7, 2007 as Instrument No. 07-26995.

11.	Assignment and Assumption of Declarant Rights between Foundry Park I, LLC and Meadwestvaco Corporation, dated August 6, 2007, recorded August 7, 2007 as Instrument No. 07-26996.

12.	Easement granted to Virginia Electric and Power Company, dated April 23, 2008, recorded May 15, 2008, as Instrument No. 08-13204.

13.
Terms, duties, conditions, agreements, obligations, etc., as set forth in Encroachment and Easement Agreement by and between Foundry Park I, LLC and Foundry Park II, dated October 22, 2009, recorded December 3, 2009, as Instrument No. 09-24255.

14.
Plat of survey prepared by Draper Aden Associates, dated October 3, 2009, entitled "ALTA/ACSM LAND TITLE SURVEY OF 3.155 ACRES OF LAND LOCATED AT THE NORTHWEST CORNER OF TREDEGAR AND SOUTH SEVENTH STREETS, MEADWESTVACO HEADQUARTERS, CITY OF RICHMOND, VIRGINIA", shows the following adverse matters:

a.	roof overhang encroachment on the western line of 7th Street.

Note: See requirement 7 under Schedule B - Section I.

b.	building encroaches into restrictive use easement area located along Tredegar Street (DB 419, page 1019 and DB 419, page 1147)

Note: Encroachment is allowed by Encroachment and Agreement Agreement dated December 1, 2009, and recorded as Instrument No. 09-26610.

c.	storm manholes along lot lines

Copyright American Land Title Association. All rights reserved. The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association

Print date: May 30, 2013 12:46:02 PM

COMMONWEALTH LAND TITLE INSURANCE COMPANY	COMMITMENT FOR TITLE INSURANCE

SCHEDULE B - SECTION II
(CONTINUED)

Commitment No. 931300004

(END OF SCHEDULE B - SECTION II)

Copyright American Land Title Association. All rights reserved. The use of this Form is restricted to ALTA licensees and ALTA members in good standing as of the date of use. All other uses are prohibited. Reprinted under license from the American Land Title Association

Print date: May 30, 2013 12:46:02 PM

Commitment No. 931300004

TAX INFORMATION SHEET

This tax information is furnished for your information only and should be verified with the appropriate taxing authority. The Company assumes no liability whatsoever for errors or omissions as to these figures.

Real Estate Taxes have been paid through the year 2013

2013 Assessment on 501 S 5th Street and 314 S 7th Street, in the name of Foundary Park I LLC

Land        $12,060,000.00
Improvements        $69,149,000.00
Total        $81,209,000.00
Yearly Tax        $1,043,559.46

Bill No    13054742
Tax Map No    W0000043002

Real Estate Taxes are due as follows:

First half due on 1/15
Second half due on 6/15

Stormwater in the amount of $3,892.50 was paid for the year 2012. Stormwater for the fiscal year 2013 is not yet due and payable.

Print date: May 30, 2013 12:46:02 PM

Exhibit J
Reserved

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Exhibit K

Title Affidavit

(See Attached.)

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AFFIDAVIT AND INDEMNITY

STATE OF __________________)
) SS.:
COUNTY OF ________________)

____________________________________, in his capacity as __________________________________ of

__________________________________________________ (Owner), being duly sworn deposes and says:

1.    Owner is the owner of the property (the “Property”) described in Commonwealth Land Title Insurance Company’s (“Commonwealth Title”) report/commitment number 931300004(the “Report”).

2.    I have personal knowledge of the facts that are sworn to herein and am fully authorized and qualified to give this Affidavit and Indemnity on behalf of Owner.

3.    Owner’s [** Articles of Incorporation/Limited Liability Company Agreement, etc. **] is in full force and effect and no proceedings are pending for Owner’s dissolution or annulment. Owner is in good standing in its state of incorporation/organization and is properly authorized to do business in the state where Owner’s Property is located. All license, franchise and corporation taxes due and payable by Owner have been paid in full.

4.    Owner’s possession of the Property has been peaceful and undisturbed and Owner’s title to the Property has never been disputed or questioned. I do not know of any facts by reason of which title to, or possession o the Property might be disputed or questioned, or by reason of which any claim to the Property or any portion thereof might be adversely asserted.

5.    (A) Owner is in sole possession of the Property, and no other party has possession, or has a right of possession, under any lease or other agreement; OR (B) A complete list of all tenants, lessees or parties in possession (collectively “Tenants”) of all or any part of each Property is set forth on Exhibit A attached hereto. All such Tenants are in occupancy as tenants only, with no rights of first refusal or options to purchase all or any Property (strike our 6(A) or 6(B), whichever is not applicable).

6.    Owner has not received any notice of any taxes and/or special assessments affecting the Property other than those shown on the Report. Further, there are no unpaid charges for taxes, water and/or sewer services or unpaid special assessments against the Property, not shown as existing liens in the public records.

7.    There are no contracts involving the furnishing of any labor, services or materials to the Property or the improvements thereon that have not been fully performed and satisfied and there are no unpaid bills or claims for labor or services performed or materials supplied during the last six months for alterations, repairs, work or new construction to the Property, including but not limited to Tenant work or work in the ordinary course of business, except as is set forth on Exhibit B attached hereto.

8.    There are no unrecorded documents, including easements, contracts of sale or options, leases, mortgages, deeds of trust, liens or security agreements, affecting the Property.

9.    All management fees and site and/or assessment fees with respect to the Property are fully paid.

10.    Owner has not entered into any agreement with any broker for the sale, purchase, lease or mortgage of the Property which could result in a lien for which said broker has not been paid.

11.    Owner has not received any notice of any violation of any covenant, condition or restriction, including non-payment of assessments, affecting the Property, if any.

13.    There is no action or proceeding relating to any Property in any state or federal Court in the United States, including any bankruptcy proceedings, nor are there any state or federal judgments or any state or federal liens of any kind or nature that constitute a lien or charge upon any Property.

14.    In order to effectuate a New York style closing, Owner agrees to promptly defend, remove, bond or otherwise dispose of any encumbrance, claim or lien which may arise or be filed against any Property, between the most recent effective date of the Report for such Property and the date the documents creating the interest being insured have been recorded.

36131870_4

This Affidavit and Indemnity is given to induce Commonwealth Title to issue its policies of title insurance in connection with the Report, knowing full well that Commonwealth Title will rely upon the accuracy of the same. Owner shall indemnify and hold Commonwealth Title harmless form any loss, cost or expense occasioned by the existence of any of the matters listed above or any untrue statement made herein and any cost, expense or liability, including attorney’s fees, arising from the enforcement of this Affidavit and Indemnity.

__________________________________________

By: _______________________________________

Name: _____________________________________

Title: ______________________________________
STATE OF: ______________________________
COUNTY/CITY OF: _______________________

The foregoing instrument was acknowledged before me this _____ day of ________________, 20_____, by

______________________________________________________________________________________.

____________________________________
Notary Public                        My Commission Expires: _______________

(Owners Affidavit – CLTIC)

36131870_4

Exhibit L
Reserved

36131870_4

Exhibit M

Form of Escrow Holdback Agreement

ESCROW HOLDBACK AGREEMENT

THIS ESCROW HOLDBACK AGREEMENT (the “Agreement”) is entered into as of this __ day of ________, 20[●], June, 2013, by and between FOUNDRY PARK I, LLC, a Virginia limited liability company, (“Seller”), SELECT INCOME REIT, a Maryland real estate investment trust (“Purchaser”) and COMMONWEALTH LAND TITLE INSURANCE COMPANY, a __________________ (the “Escrow Agent”).
RECITALS
WHEREAS, Purchaser and Seller have entered into that certain Purchase and Sale Agreement dated as of June _____, 2013, (the “Contract”); and
WHEREAS, pursuant to Section 15.25 of the Contract, in order to secure Seller’s post-closing obligations and surviving covenants, representations and warranties under the Contract, the sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) is being withheld from the proceeds payable to Seller at Closing and will be retained by the Escrow Agent and administered in accordance with the terms of this Agreement and the Contract for disposition as provided herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

PROVISIONS

1.    Defined Terms and Incorporation by Reference. All capitalized terms used in this Agreement without definition shall have the meaning ascribed thereto in the Contract.
2.    Deposit of Funds. Escrow Agent, Purchaser and Seller acknowledge that Escrow Agent has retained the sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00) from the proceeds due and payable to Seller at Closing (such sum is referred to herein as the “Escrow Holdback”). The Escrow Holdback shall be held in trust by the Escrow Agent in an interest bearing account at JP Morgan Chase Bank. Interest earned on the Escrow Holdback shall be paid to the Seller upon payment of all or any portion of the Escrow Holdback. Escrow Agent shall not commingle the Escrow Holdback with any funds of Escrow Agent or others.

36131870_4

3.    Delivery of Escrow Holdback.
(a)    If at any time on or prior to ____________, 20[●],1 (the “Outside Date”), Escrow Agent shall receive a written notice executed by Purchaser and Seller directing the disposition of the Escrow Holdback or any portion thereof (a “Joint Notice”), Escrow Agent shall disburse the Escrow Holdback or applicable portion thereof in accordance with said Joint Notice. If, as of the Outside Date, Escrow Agent shall not have received a Joint Notice or a Purchaser Claim Notice pursuant to Section 3(b) below, Escrow Agent shall promptly pay the Escrow Holdback to Seller. If Purchaser delivers a Purchaser Claim Notice pursuant to Section 3(b) below at any time on or prior to the Outside Date, the Escrow Holdback (or applicable portion thereof) shall be disbursed in accordance with Section 3(b), (c) and (d) below.
(b)    In the event that Purchaser has any claims against Seller pursuant to the terms of the Contract, Purchaser shall have the right from time to time to deliver a written claim notice (a “Purchaser Claim Notice”) to Seller and Escrow Agent that (i) identifies in reasonable detail the nature of such claim and the amount Purchaser is entitled to receive from Seller pursuant to the terms of the Contract, and (ii) instructs Escrow Agent to release the Escrow Holdback (or applicable portion thereof) to Purchaser. If Seller disputes the validity of such Purchaser Claim Notice, Seller shall give written notice of such dispute to Purchaser, with a copy to Escrow Agent, within five (5) Business Days after delivery of such Purchaser Claim Notice from Purchaser to Seller. If Seller fails to dispute the validity of such Purchaser Claim Notice within such three (3) Business Day period or if Seller notifies Escrow Agent in writing that there is no dispute with respect to such Purchaser Claim Notice, then Escrow Agent shall deliver the Escrow Holdback (or applicable portion thereof) to Purchaser within one (1) Business Day of the earlier of (x) the notification that there is no dispute, and (y) the expiration of such three (3) Business Day period, by wire transfer of immediately available funds to an account designated by Purchaser. To the extent there is a dispute with a Purchaser Claim Notice, such dispute shall be settled in accordance with Section 3(c) below.

1 Date to be the expiration of the survival period under the contract.

36131870_4

(c)    If there is a dispute with respect to a Purchaser Claim Notice, Seller and Purchaser shall use their commercially reasonable efforts to resolve such dispute within ten (10) Business Days after delivery of the applicable Purchaser Claim Notice. If Seller and Purchaser are able to resolve such dispute within the ten (10) Business Day period, Purchaser and Seller shall deliver joint written instructions to Escrow Agent instructing the Escrow Agent to release the Escrow Holdback (or applicable portion thereof) to Purchaser. Promptly following the receipt of such instructions (and in any event within one (1) Business Day after the receipt of such instructions), Escrow Agent shall release the Escrow Holdback (or applicable portion thereof), in accordance with such joint instructions, by wire transfer of immediately available funds to an account designated by Purchaser. If no such instructions are given to Escrow Agent within the ten (10) Business Day period, Escrow Agent shall not take any action with respect to the Escrow Holdback (or applicable portion thereof that is the subject of such dispute), but instead shall await the disposition of any proceeding relating to the Escrow Holdback (or applicable portion thereof that is the subject of such dispute) or, at Escrow Agent’s option, Escrow Agent may interplead all parties and deposit the Escrow Holdback (or applicable portion thereof that is the subject of such dispute) with a court of competent jurisdiction in which event Escrow Agent may recover all of its court costs and reasonable attorneys’ fees. Seller or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees to Escrow Agent, as well as the reasonable attorneys’ fees of the prevailing party in accordance with the other provisions of this Agreement.
(d)    At such time as the Escrow Holdback has been paid or released in full to Purchaser or Seller, as the case may be, as provided in this Section 3, this Agreement shall terminate and the Escrow Agent shall have no further duties or obligations in connection therewith.
4.    No Implied Duties of Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations of the Escrow Agent may be read into this Agreement.
5.    Reliance of Escrow Agent on Documents. The Escrow Agent may (i) act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine; (ii) assume the validity and accuracy of any statement or assertion contained in such a writing or instrument; and (iii) assume that any person purporting to give any writing, notice, advice or instructions in connection with the provisions of this Agreement has been duly authorized to do so. Subject to Section 6 below, the Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, execution or validity of any instrument or copy of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same; and its duties shall be limited to those provided in this Agreement.
6.    Indemnification; Fees. Unless the Escrow Agent discharges any of its duties under this Agreement in a grossly negligent manner or is guilty of fraud or willful misconduct with regard

36131870_4

to its duties under this Agreement, the Purchaser and Seller shall indemnify the Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings, or other expenses, fees, or charges of any character or nature, including reasonable attorneys’ fees, which it may incur or with which it may be threatened by reason of its acting as escrow agent under this Agreement. The Escrow Agent shall indemnify and hold harmless the Purchaser and Seller from and against any and all claims, liabilities, losses, actions, suits or proceedings, or other expenses, fees, or charges of any character or nature, including reasonable attorneys’ fees, which Purchaser or Seller may incur or with which Purchaser or Seller may be threatened by reason of the Escrow Agent’s fraud, gross negligence or willful misconduct. Notwithstanding the foregoing, the Escrow Agent is not charging any fee in connection with its duties under this Agreement.
7.    Notices. All notices under this Agreement shall be personally delivered, sent via facsimile or via electronic mail, sent via a nationally recognized overnight courier service (such as Federal Express, UPS or DHL) or sent by certified United States mail (return receipt requested). Notices sent via personal delivery, overnight courier service, electronic mail and facsimile will be effective upon receipt, and notices sent by mail will be effective three (3) Business Days after being deposited with the United States Post Office, postage prepaid. A courtesy copy of any notice given by facsimile or electronic mail also shall be mailed to the party receiving the notice. The addresses to be used in connection with such correspondence and notices are the following, or such other address as a party shall from time to time direct in writing by notice given pursuant to this Section 7, but any such notice of a new address shall not be effective until actually received by the other party:

To Seller:
Foundry Park I, LLC
c/o NewMarket Corporation
330 South Fourth Street
P.O. Box 2189
Richmond, VA 23219
Attn: Bruce Hazelgrove, Vice President
Email: Bruce.Hazelgrove@NewMarket.com
Fax No: (804) 788-5519

COPY TO:

Malcolm R. West, Esq.
NewMarket Corporation
330 South Fourth Street
Richmond, VA 23219
Email: Rudy.West@NewMarket.com
Fax No.: (804) 788-5519

COPY TO:

36131870_4

roth doner jackson gibbons condlin, plc
4870 Sadler Road, Suite 300
Glen Allen, VA 23060
Attn: Andrew C. Condlin, Esq.
Email: acondlin@rothdonerjackson.com
Fax No.: (804) 441-8438

To Purchaser:        Select Income Reit
Two Newton Place
255 Washington Street
Newton, MA 02458-1634
Attention: David M. Blackman
Email: dblackman@reitmr.com
Fax No.: (617) 332-3990

With a copy to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036
Attention: David C. Djaha
Email: david.djaha@ropesgray.com
Fax No.: (646)-728-2936

To Escrow Agent:	Commonwealth Land Title Insurance Company
2 Grand Central Tower
New York N.Y. 10017
Attention: Kathryn Andriko
Email: Kathryn.Andriko@fnf.com
Phone No.: (212) 973-6738

8.    Entire Agreement; Counterparts. This Agreement and the Contract constitutes the entire agreement between the parties and may not be modified or amended in any manner other than by written agreements executed by the parties hereto. This Agreement may be executed in multiple counterparts, each of will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement. Each party (i) has agreed to permit the use, from time to time and where appropriate, of telecopied signatures and signatures sent via electronic mail in PDF format, in order to expedite the transaction contemplated by this Agreement, (ii) intends to be bound by its telecopied signature and its signature sent via electronic mail, (iii) is aware that the other party will rely on its telecopied signature and on its signature sent via electronic mail, and (iv) acknowledges such reliance and waives any defenses to

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the enforcement of the documents effecting the transaction contemplated by this Agreement based on the fact that a signature was sent by telecopy or via electronic mail.
9.    Prevailing Party. If a party to this Agreement files any action or suit against another party to this Agreement relating to or arising out of this Agreement, the transaction described in this Agreement, or the enforcement hereof, the prevailing party will be entitled to have and recover of and from the other party all reasonable attorneys' fees and costs resulting therefrom (whether incurred in connection with litigation or in bankruptcy proceedings, and if incurred in connection with litigation, including such fees, expenses and costs as are incurred in any appeal or discretionary review).
10.    Governing Law, etc. This Agreement and the rights and obligations of the parties to this Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, exclusive of the conflict of laws principles of such state. The parties consent to jurisdiction of the state courts located in the City of Richmond, Virginia in the event of any litigation arising out of this Agreement. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION ARISING OUT OF THIS AGREEMENT.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER [●],a __________ limited liability company By: ________________________ Name: Its:
ESCROW AGENT COMMONWEALTH LAND TITLE INSURANCE COMPANY By:______________________ Name:___________________ Title:______________________	PURCHASER [●], a [Maryland real estate investment trust] By: Name: Title:

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Exhibit N

Exceptions

None.

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